FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206361-08

Free Writing Prospectus dated February 28, 2017

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (866) 669-7629 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

The information in this file (the “File”) is an electronic copy of the information set forth in the Appendix titled “Certain Characteristics of the Mortgage Loans and Mortgaged Properties” to the prospectus. This File does not contain all information that is required to be included in the prospectus. This File should be reviewed only in conjunction with the entire prospectus. Prospective investors are advised to read carefully, and should rely on, the prospectus relating to the certificates referred to herein in making their investment decision.

The information in this File may be amended and/or supplemented prior to the time of sale. The information in this File supersedes any contrary information contained in any prior File relating to the certificates and will be superseded by any contrary information contained in any subsequent File prior to the time of sale.

Methodologies used in deriving certain information contained in this File are more fully described elsewhere in the prospectus. The information in this File should not be viewed as projections, forecasts, predictions or opinions with respect to value.

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ANNEX A-1

								Number of	Property	Property		Year		Unit of
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	County	Properties	Type	Subtype	Year Built	Renovated	Units(2)	Measure
1	JPMCB	Hilton Hawaiian Village	2005 Kalia Road	Honolulu	HI	96815	Honolulu	1	Hotel	Full Service	1961	2016	2,860	Rooms
2	JPMCB	Moffett Gateway	1225-1265 Crossman Avenue	Sunnyvale	CA	94089	Santa Clara	1	Office	Suburban	2016		612,691	Square Feet
3	JPMCB	Dallas Design District	Various	Dallas	TX	75207	Dallas	1	Industrial	Flex	Various	Various	728,452	Square Feet
4	JPMCB	Fresno Fashion Fair Mall	645 East Shaw Avenue	Fresno	CA	93710	Fresno	1	Retail	Super Regional Mall	1970	2003	536,106	Square Feet
5	JPMCB	Riverway	6133 North River Road, 9377 West Higgins Road, 9399 West Higgins Road and 6107 North River Road	Rosemont	IL	60018	Cook	1	Office	Suburban	1988, 1994	2016	869,120	Square Feet
6	JPMCB	55 Hawthorne	55 Hawthorne Street	San Francisco	CA	94105	San Francisco	1	Office	CBD	1970	2016	136,432	Square Feet
7	JPMCB	Bardmoor Palms	8285 & 8333 Bryan Dairy Road	Largo	FL	33777	Pinellas	1	Mixed Use	Office/Industrial	1973	2016	553,485	Square Feet
8	JPMCB	Landmark Square	1-7 Landmark Square	Stamford	CT	06901	Fairfield	1	Mixed Use	Office/Retail	1974, 1976, 1977, 1981, 1983, 2006		757,917	Square Feet
9	JPMCB	Centre Market Building	1100 Raymond Boulevard	Newark	NJ	07102	Essex	1	Office	CBD	1922, 1967	2016	388,122	Square Feet
10	JPMCB	Courtyard Marriott - King Kamehameha	75-5660 Palani Road	Kailua-Kona	HI	96740	Hawaii	1	Hotel	Full Service	1975	2011	452	Rooms
11	JPMCB	Milton Park	30000 Mill Creek Avenue & 11175 Cicero Drive	Alpharetta	GA	30022	Fulton	1	Office	Suburban	2001, 2007		318,945	Square Feet
12	JPMCB	Reston EastPointe	11091 Sunset Hills Road	Reston	VA	20190	Fairfax	1	Office	Suburban	2007		195,230	Square Feet
13	JPMCB	Orchard Hill Park	10-82 Orchard Hill Park Drive	Leominster	MA	01453	Worcester	1	Retail	Anchored	2006		190,788	Square Feet
14	JPMCB	11200 Rockville Pike	11200 Rockville Pike	Rockville	MD	20852	Montgomery	1	Office	Suburban	1986		185,219	Square Feet
15	JPMCB	Marriott Galleria	1750 West Loop South	Houston	TX	77027	Harris	1	Hotel	Full Service	1976	2016	301	Rooms
16	JPMCB	Royal Oaks Plaza	15400, 15406, 15410-15432, 15434-15512 & 15516-15544 Northwest 77th Court	Miami Lakes	FL	33016	Miami-Dade	1	Retail	Anchored	1987		165,710	Square Feet
17	JPMCB	Las Palmas	803 Castroville Road	San Antonio	TX	78237	Bexar	1	Retail	Anchored	1956	2000	256,213	Square Feet
18	SMF VI	Liberty Center	50-100 West Big Beaver Road	Troy	MI	48084	Oakland	1	Office	Suburban	1988		279,519	Square Feet
19	SMF VI	Ocotillo Plaza	2405-2505 East Tropicana Avenue	Las Vegas	NV	89121	Clark	1	Retail	Anchored	1976, 1977, 1987, 1988		114,301	Square Feet
20	JPMCB	Gwinnett Commerce Center	3700 Crestwood Parkway Northwest	Duluth	GA	30096	Gwinnett	1	Office	Suburban	1989		213,644	Square Feet
21	SMF VI	Hilton Durham	3800 and 3806 Hillsborough Road	Durham	NC	27705	Durham	1	Hotel	Full Service	1987	2013	195	Rooms
22	JPMCB	Woodglen Village	11111 West Montgomery Road	Houston	TX	77088	Harris	1	Multifamily	Garden	2000	2015	249	Units
23	JPMCB	Partridge Inn Augusta	2110 Walton Way	Augusta	GA	30904	Richmond	1	Hotel	Full Service	1836	2015	143	Rooms
24	JPMCB	4400 Dixie Highway	4400 Dixie Highway	Fairfield	OH	45014	Butler	1	Industrial	Warehouse	1946	2005	1,071,600	Square Feet
25	JPMCB	TownePlace Suites Dallas Las Colinas	900 West Walnut Hill Lane	Irving	TX	75038	Dallas	1	Hotel	Extended Stay	1998	2014	135	Rooms
26	SMF VI	100 North Citrus	100 North Citrus Street	West Covina	CA	91791	Los Angeles	1	Office	Suburban	1975	2014	79,001	Square Feet
27	SMF VI	Pangea 15	Various	Various	IL	Various	Cook	16	Multifamily	Garden	Various	2016	204	Units
27.01	SMF VI	701 South Karlov Avenue	701 South Karlov Avenue	Chicago	IL	60624	Cook	1	Multifamily	Garden	1921	2016	26	Units
27.02	SMF VI	1236 South Lawndale Avenue	1236 South Lawndale Avenue	Chicago	IL	60623	Cook	1	Multifamily	Garden	1929	2016	16	Units
27.03	SMF VI	6125-6129 South Wabash Avenue	6125-6129 South Wabash Avenue	Chicago	IL	60637	Cook	1	Multifamily	Garden	1955	2016	18	Units
27.04	SMF VI	11932 South Stewart Avenue	11932 South Stewart Avenue	Chicago	IL	60628	Cook	1	Multifamily	Garden	1930	2016	20	Units
27.05	SMF VI	7954 South Justine Street	7954 South Justine Street	Chicago	IL	60620	Cook	1	Multifamily	Garden	1925	2016	15	Units
27.06	SMF VI	10 West 137th Street	10 West 137th Street	Riverdale	IL	60827	Cook	1	Multifamily	Garden	1957	2016	14	Units
27.07	SMF VI	6715 South Dorchester Avenue	6715 South Dorchester Avenue	Chicago	IL	60637	Cook	1	Multifamily	Garden	1927	2016	12	Units
27.08	SMF VI	10201 South Saint Lawrence Avenue	10201 South Saint Lawrence Avenue	Chicago	IL	60628	Cook	1	Multifamily	Garden	1927	2016	15	Units
27.09	SMF VI	5800-04 South Artesian Avenue	5800-04 South Artesian Avenue	Chicago	IL	60629	Cook	1	Multifamily	Garden	1927	2016	10	Units
27.10	SMF VI	8201 South Drexel Avenue	8201 South Drexel Avenue	Chicago	IL	60619	Cook	1	Multifamily	Garden	1925	2016	10	Units
27.11	SMF VI	7229 South Yates Boulevard	7229 South Yates Boulevard	Chicago	IL	60649	Cook	1	Multifamily	Garden	1930	2016	12	Units
27.12	SMF VI	7653 South Loomis Boulevard	7653 South Loomis Boulevard	Chicago	IL	60620	Cook	1	Multifamily	Garden	1926	2016	9	Units
27.13	SMF VI	7700 South Carpenter Street	7700 South Carpenter Street	Chicago	IL	60620	Cook	1	Multifamily	Garden	1928	2016	9	Units
27.14	SMF VI	2062 135th Place	2062 135th Place	Blue Island	IL	60406	Cook	1	Multifamily	Garden	1952	2016	6	Units
27.15	SMF VI	2066 135th Place	2066 135th Place	Blue Island	IL	60406	Cook	1	Multifamily	Garden	1952	2016	6	Units
27.16	SMF VI	9600 South Avenue L	9600 South Avenue L	Chicago	IL	60617	Cook	1	Multifamily	Garden	1940	2016	6	Units
28	SMF VI	The Shoppes at Letson Farms	4750 Eastern Valley Road	McCalla	AL	35111	Jefferson	1	Retail	Anchored	2004		95,092	Square Feet
29	SMF VI	Montgomery Triangle Gateway	9366-9386 Montgomery Road	Cincinnati	OH	45242	Hamilton	1	Mixed Use	Office/Retail	2006-2007		39,563	Square Feet
30	SMF VI	Neilson Square	3322-3518 West Owen K. Garriott Road	Enid	OK	73703	Garfield	1	Retail	Shadow Anchored	2000		65,837	Square Feet
31	SMF VI	Studio City Apartments	2255-2319 Winter Parkway & 290 Munroe Falls Avenue	Cuyahoga Falls	OH	44221	Summit	1	Multifamily	Mid-Rise	1968		375	Units
32	SMF VI	St. Albans & Camino Commons	Various	Newtown Square	PA	19073	Delaware	2	Various	Various	Various	Various	53,206	Square Feet
32.01	SMF VI	Camino Commons	5038-5050 West Chester Pike	Newtown Square	PA	19073	Delaware	1	Retail	Unanchored	1971		32,485	Square Feet
32.02	SMF VI	St. Albans Circle	2-8 St. Albans Avenue, 12 St. Albans Circle and 3610-3612 Chapel Road	Newtown Square	PA	19073	Delaware	1	Mixed Use	Office/Retail	1948	2016	20,721	Square Feet
33	SMF VI	Lake Geneva Commons	200 Edwards Boulevard	Lake Geneva	WI	53147	Walworth	1	Retail	Anchored	1989	2006	51,369	Square Feet
34	SMF VI	Hampton Inn & Suites Huntsville	120 Ravenwood Village Drive	Huntsville	TX	77340	Walker	1	Hotel	Limited Service	2015		75	Rooms
35	SMF VI	Holiday Inn Express Orangeburg	118 Sleep Inn Drive	Orangeburg	SC	29118	Orangeburg	1	Hotel	Limited Service	2001	2013	78	Rooms
36	SMF VI	3200 North Hayden	3200 North Hayden Road	Scottsdale	AZ	85251	Maricopa	1	Office	Suburban	1981	2016	65,731	Square Feet
37	SMF VI	Bellfort Village Apartments	6405 West Bellfort Street	Houston	TX	77035	Harris	1	Multifamily	Garden	1976	2016	194	Units
38	SMF VI	Courtyard Business Center	10190-10288 Northwest 47th Street	Sunrise	FL	33351	Broward	1	Industrial	Flex	1989		65,373	Square Feet
39	SMF VI	Northgate Business Park III	11805-11819 & 11845-11895 Forestgate Drive and 11969, 11999 & 12021 Plano Road	Dallas	TX	75243	Dallas	1	Industrial	Flex	1983-1984		155,494	Square Feet
40	SMF VI	Aldine Plaza	12850 and 12900 Aldine Westfield Road	Houston	TX	77039	Harris	1	Retail	Unanchored	1992, 2016	2013	28,848	Square Feet
41	SMF VI	Walgreens Cooper City	11105 Stirling Road	Cooper City	FL	33328	Broward	1	Retail	Freestanding	2001		15,120	Square Feet
42	SMF VI	North Star Terrace MHP	101 East Jupiter Drive	East Grand Forks	MN	56721	Polk	1	Manufactured Housing	Manufactured Housing	1968		177	Pads
43	SMF VI	Rite Aid Sugar Hill	4470 Nelson Brogdon Boulevard	Sugar Hill	GA	30518	Gwinnett	1	Retail	Freestanding	2004		13,824	Square Feet

A-1-1

ANNEX A-1

									Original		Current						Net
				Occupancy	Appraised	Appraisal	Current	Original	Balance	Current	Balance	% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt
Loan #	Seller(1)	Property Name	Occupancy %(3)	Date	Value ($)(4)	Date	LTV %(4)	Balance ($)(5)(6)	per Unit ($)	Balance ($)(5)(6)	per Unit ($)	Pool Balance	Loan	Borrower(7)	Rate %(8)	Fee %(8)	Rate %(8)	Accrual Type	Service ($)(9)(10)	Service ($)(10)
1	JPMCB	Hilton Hawaiian Village	94.6%	09/30/16	2,230,000,000	08/30/16	31.2%	80,000,000	243,566	80,000,000	243,566	7.3%	No	No	4.19950	0.01015	4.18935	Actual/360	283,855.09	3,406,261.11
2	JPMCB	Moffett Gateway	100.0%	03/01/17	525,000,000	07/20/16	46.3%	80,000,000	397	80,000,000	397	7.3%	No	No	3.31940	0.01140	3.30800	Actual/360	388,810.63	4,665,727.58
3	JPMCB	Dallas Design District	98.7%	12/28/16	193,085,000	Various	62.1%	75,000,000	165	75,000,000	165	6.9%	No	No	5.25700	0.01501	5.24199	Actual/360	414,478.01	4,973,736.12
4	JPMCB	Fresno Fashion Fair Mall	89.3%	01/31/17	565,000,000	08/24/16	57.5%	69,000,000	606	69,000,000	606	6.3%	No	No	3.58700	0.01140	3.57560	Actual/360	209,117.12	2,509,405.42
5	JPMCB	Riverway	95.0%	09/30/16	176,200,000	09/07/16	72.4%	65,000,000	147	64,763,123	147	5.9%	No	Yes - Group 1	4.96000	0.01140	4.94860	Actual/360	347,346.78	4,168,161.36
6	JPMCB	55 Hawthorne	100.0%	03/01/17	123,000,000	12/09/16	50.0%	61,500,000	451	61,500,000	451	5.6%	No	No	4.12300	0.01501	4.10799	Actual/360	214,238.52	2,570,862.29
7	JPMCB	Bardmoor Palms	100.0%	12/01/16	75,000,000	12/01/16	73.8%	55,500,000	100	55,352,648	100	5.1%	No	No	4.74400	0.01501	4.72899	Actual/360	289,313.59	3,471,763.08
8	JPMCB	Landmark Square	84.9%	12/31/16	175,700,000	11/09/16	56.9%	51,000,000	132	51,000,000	132	4.7%	No	No	4.97000	0.01501	4.95499	Actual/360	214,158.68	2,569,904.17
9	JPMCB	Centre Market Building	88.1%	10/17/16	89,000,000	10/25/16	47.0%	42,000,000	108	41,842,074	108	3.8%	No	No	4.47500	0.07751	4.39749	Actual/360	232,854.06	2,794,248.72
10	JPMCB	Courtyard Marriott - King Kamehameha	85.1%	11/30/16	133,000,000	10/03/16	30.0%	40,000,000	88,496	39,945,058	88,374	3.7%	No	No	4.81000	0.01501	4.79499	Actual/360	202,449.33	2,429,392.02
11	JPMCB	Milton Park	87.8%	12/12/16	57,300,000	12/08/16	69.6%	39,900,000	125	39,900,000	125	3.7%	No	Yes - Group 1	4.94000	0.01501	4.92499	Actual/360	212,731.11	2,552,773.32
12	JPMCB	Reston EastPointe	85.6%	08/31/16	61,200,000	10/05/16	62.1%	38,000,000	195	38,000,000	195	3.5%	No	No	4.20000	0.01501	4.18499	Actual/360	134,847.22	1,618,166.67
13	JPMCB	Orchard Hill Park	98.1%	11/01/16	47,100,000	09/07/16	71.0%	33,500,000	176	33,424,589	175	3.1%	No	No	5.75200	0.03501	5.71699	Actual/360	195,539.47	2,346,473.64
14	JPMCB	11200 Rockville Pike	79.0%	11/23/16	45,100,000	12/06/16	73.7%	33,250,000	180	33,250,000	180	3.0%	No	No	4.77500	0.03501	4.73999	Actual/360	173,949.13	2,087,389.56
15	JPMCB	Marriott Galleria	68.3%	10/31/16	51,000,000	11/01/16	62.6%	32,000,000	106,312	31,921,895	106,053	2.9%	No	No	5.25800	0.01501	5.24299	Actual/360	176,863.78	2,122,365.36
16	JPMCB	Royal Oaks Plaza	86.4%	12/27/16	50,000,000	01/02/17	59.9%	30,000,000	181	29,953,572	181	2.7%	No	No	4.60600	0.03251	4.57349	Actual/360	153,900.90	1,846,810.80
17	JPMCB	Las Palmas	92.5%	12/08/16	31,400,000	12/13/16	74.8%	23,500,000	92	23,500,000	92	2.2%	No	No	4.75800	0.01501	4.74299	Actual/360	122,700.47	1,472,405.64
18	SMF VI	Liberty Center	71.7%	02/01/17	33,000,000	01/04/17	63.9%	21,100,000	75	21,100,000	75	1.9%	No	No	5.23000	0.06251	5.16749	Actual/360	116,253.74	1,395,044.88
19	SMF VI	Ocotillo Plaza	100.0%	01/01/17	30,500,000	11/07/16	64.8%	19,750,000	173	19,750,000	173	1.8%	No	No	5.07000	0.01501	5.05499	Actual/360	106,868.80	1,282,425.60
20	JPMCB	Gwinnett Commerce Center	84.5%	01/01/17	27,800,000	10/18/16	67.3%	18,700,000	88	18,700,000	88	1.7%	No	No	4.72000	0.01501	4.70499	Actual/360	97,210.19	1,166,522.28
21	SMF VI	Hilton Durham	69.2%	11/30/16	25,300,000	12/01/16	65.1%	16,500,000	84,615	16,475,654	84,491	1.5%	No	No	5.02300	0.01501	5.00799	Actual/360	88,807.65	1,065,691.80
22	JPMCB	Woodglen Village	94.8%	12/01/16	21,685,000	11/15/16	74.6%	16,222,000	65,149	16,184,557	64,998	1.5%	No	No	5.59900	0.04501	5.55399	Actual/360	93,116.86	1,117,402.32
23	JPMCB	Partridge Inn Augusta	60.9%	12/31/16	23,700,000	10/01/16	63.1%	15,000,000	104,895	14,945,235	104,512	1.4%	No	No	4.95000	0.01501	4.93499	Actual/360	80,065.50	960,786.00
24	JPMCB	4400 Dixie Highway	90.7%	12/01/16	19,650,000	09/30/16	72.3%	14,250,000	13	14,215,053	13	1.3%	No	No	5.22900	0.06501	5.16399	Actual/360	78,503.78	942,045.36
25	JPMCB	TownePlace Suites Dallas Las Colinas	76.7%	11/30/16	17,810,000	11/17/16	66.7%	11,900,000	88,148	11,882,296	88,017	1.1%	No	No	4.95000	0.01501	4.93499	Actual/360	63,518.63	762,223.56
26	SMF VI	100 North Citrus	94.2%	02/06/17	18,300,000	01/17/17	64.8%	11,850,000	150	11,850,000	150	1.1%	No	No	4.82000	0.01501	4.80499	Actual/360	62,316.18	747,794.16
27	SMF VI	Pangea 15	96.1%	12/19/16	15,750,000	10/28/16	57.1%	9,000,000	44,118	9,000,000	44,118	0.8%	No	No	5.26000	0.01501	5.24499	Actual/360	49,754.09	597,049.08
27.01	SMF VI	701 South Karlov Avenue	100.0%	12/19/16	2,300,000	10/28/16		1,314,286		1,314,286		0.1%
27.02	SMF VI	1236 South Lawndale Avenue	75.0%	12/19/16	1,400,000	10/28/16		800,000		800,000		0.1%
27.03	SMF VI	6125-6129 South Wabash Avenue	100.0%	12/19/16	1,400,000	10/28/16		800,000		800,000		0.1%
27.04	SMF VI	11932 South Stewart Avenue	100.0%	12/19/16	1,200,000	10/28/16		685,714		685,714		0.1%
27.05	SMF VI	7954 South Justine Street	93.3%	12/19/16	1,150,000	10/28/16		657,143		657,143		0.1%
27.06	SMF VI	10 West 137th Street	100.0%	12/19/16	1,100,000	10/28/16		628,571		628,571		0.1%
27.07	SMF VI	6715 South Dorchester Avenue	100.0%	12/19/16	1,100,000	10/28/16		628,571		628,571		0.1%
27.08	SMF VI	10201 South Saint Lawrence Avenue	100.0%	12/19/16	1,050,000	10/28/16		600,000		600,000		0.1%
27.09	SMF VI	5800-04 South Artesian Avenue	80.0%	12/19/16	800,000	10/28/16		457,143		457,143		0.0%
27.10	SMF VI	8201 South Drexel Avenue	100.0%	12/19/16	750,000	10/28/16		428,571		428,571		0.0%
27.11	SMF VI	7229 South Yates Boulevard	100.0%	12/19/16	700,000	10/28/16		400,000		400,000		0.0%
27.12	SMF VI	7653 South Loomis Boulevard	100.0%	12/19/16	700,000	10/28/16		400,000		400,000		0.0%
27.13	SMF VI	7700 South Carpenter Street	88.9%	12/19/16	700,000	10/28/16		400,000		400,000		0.0%
27.14	SMF VI	2062 135th Place	100.0%	12/19/16	500,000	10/28/16		285,714		285,714		0.0%
27.15	SMF VI	2066 135th Place	100.0%	12/19/16	500,000	10/28/16		285,714		285,714		0.0%
27.16	SMF VI	9600 South Avenue L	100.0%	12/19/16	400,000	10/28/16		228,571		228,571		0.0%
28	SMF VI	The Shoppes at Letson Farms	94.5%	12/12/16	11,880,000	11/09/16	74.5%	8,850,000	93	8,850,000	93	0.8%	No	No	5.40000	0.05501	5.34499	Actual/360	49,695.48	596,345.76
29	SMF VI	Montgomery Triangle Gateway	98.7%	01/25/17	10,700,000	12/20/16	69.6%	7,460,000	189	7,449,442	188	0.7%	No	No	5.40000	0.05501	5.34499	Actual/360	41,890.20	502,682.40
30	SMF VI	Neilson Square	93.9%	01/01/17	8,785,000	01/01/17	74.9%	6,581,000	100	6,581,000	100	0.6%	No	No	4.87000	0.01501	4.85499	Actual/360	34,807.22	417,686.64
31	SMF VI	Studio City Apartments	95.5%	01/23/17	11,690,000	12/12/16	55.1%	6,450,000	17,200	6,438,005	17,168	0.6%	No	No	5.51900	0.09501	5.42399	Actual/360	39,681.86	476,182.32
32	SMF VI	St. Albans & Camino Commons	98.2%	12/01/16	9,620,000	11/29/16	66.4%	6,400,000	120	6,385,157	120	0.6%	No	No	5.57000	0.01501	5.55499	Actual/360	36,620.07	439,440.84
32.01	SMF VI	Camino Commons	100.0%	12/01/16	5,000,000	11/29/16		3,400,000		3,392,115		0.3%
32.02	SMF VI	St. Albans Circle	95.3%	12/01/16	4,620,000	11/29/16		3,000,000		2,993,042		0.3%
33	SMF VI	Lake Geneva Commons	100.0%	12/20/16	8,670,000	11/25/16	73.1%	6,350,000	124	6,335,152	123	0.6%	No	No	5.52000	0.01501	5.50499	Actual/360	36,134.32	433,611.84
34	SMF VI	Hampton Inn & Suites Huntsville	64.7%	11/30/16	10,200,000	12/01/16	62.1%	6,350,000	84,667	6,334,993	84,467	0.6%	No	No	5.45500	0.01501	5.43999	Actual/360	35,875.52	430,506.24
35	SMF VI	Holiday Inn Express Orangeburg	79.2%	10/31/16	9,000,000	10/01/16	68.6%	6,200,000	79,487	6,170,852	79,113	0.6%	No	No	5.48600	0.01501	5.47099	Actual/360	38,021.61	456,259.32
36	SMF VI	3200 North Hayden	100.0%	12/01/16	8,380,000	11/29/16	70.7%	5,925,000	90	5,925,000	90	0.5%	No	No	5.21000	0.06501	5.14499	Actual/360	32,571.43	390,857.16
37	SMF VI	Bellfort Village Apartments	97.4%	12/20/16	8,600,000	11/30/16	68.4%	5,900,000	30,412	5,880,067	30,310	0.5%	No	No	5.26800	0.01501	5.25299	Actual/360	35,418.30	425,019.60
38	SMF VI	Courtyard Business Center	96.6%	01/13/17	9,500,000	12/14/16	60.0%	5,700,000	87	5,700,000	87	0.5%	No	No	5.21500	0.01501	5.19999	Actual/360	25,115.30	301,383.54
39	SMF VI	Northgate Business Park III	91.4%	01/01/17	7,450,000	10/28/16	70.5%	5,250,000	34	5,250,000	34	0.5%	No	No	4.85000	0.01501	4.83499	Actual/360	27,703.82	332,445.84
40	SMF VI	Aldine Plaza	100.0%	12/01/16	5,800,000	11/29/16	74.8%	4,350,000	151	4,339,694	150	0.4%	No	No	5.44000	0.01501	5.42499	Actual/360	24,535.32	294,423.84
41	SMF VI	Walgreens Cooper City	100.0%	03/06/17	6,700,000	11/27/16	49.3%	3,300,000	218	3,300,000	218	0.3%	No	No	5.30400	0.01501	5.28899	Actual/360	14,788.58	177,463.00
42	SMF VI	North Star Terrace MHP	77.4%	11/01/16	3,920,000	12/21/16	71.4%	2,800,000	15,819	2,800,000	15,819	0.3%	No	No	5.21200	0.05501	5.15699	Actual/360	15,395.87	184,750.44
43	SMF VI	Rite Aid Sugar Hill	100.0%	03/06/17	4,330,000	10/27/16	64.4%	2,800,000	203	2,786,930	202	0.3%	No	No	5.53300	0.01501	5.51799	Actual/360	17,249.67	206,996.04

A-1-2

ANNEX A-1

				First	Partial IO	Partial IO Loan	Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Note Date	Payment Date	Last IO Payment	First P&I Payment	Term	Amort	I/O Period	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date	ARD Loan	Mat Date	Balance ($)(5)	LTV %(4)	Provision (Payments)(11)
1	JPMCB	Hilton Hawaiian Village	10/24/16	12/01/16			116	0	120	4	1	0	0	11/01/26	No		80,000,000	31.2%	L(28),DeforGrtr1%orYM(85),O(7)
2	JPMCB	Moffett Gateway	09/22/16	11/01/16	10/01/21	11/01/21	121	360	60	5	1	0	0	04/01/27	No		67,962,660	39.3%	L(29),Def(90),O(7)
3	JPMCB	Dallas Design District	01/05/17	03/01/17	02/01/20	03/01/20	119	360	36	1	1	0	0	02/01/27	No		66,758,419	55.3%	L(25),Grtr1%orYM(91),O(4)
4	JPMCB	Fresno Fashion Fair Mall	10/06/16	12/01/16			116	0	120	4	1	5	0	11/01/26	No		69,000,000	57.5%	L(28),DeforGrtr1%orYM(88),O(4)
5	JPMCB	Riverway	11/02/16	01/01/17			117	357	0	3	1	0	0	12/01/26	No		53,363,224	59.6%	L(27),Def(90),O(3)
6	JPMCB	55 Hawthorne	12/22/16	02/01/17			118	0	120	2	1	0	5 (Twice per year)	01/01/27	No		61,500,000	50.0%	L(26),Def(87),O(7)
7	JPMCB	Bardmoor Palms	12/15/16	02/01/17			118	358	0	2	1	0	0	01/01/27	No		45,235,666	60.3%	L(25),Grtr1%orYM(92),O(3)
8	JPMCB	Landmark Square	12/02/16	02/01/17			118	0	120	2	1	0	0	01/01/27	No		51,000,000	56.9%	L(26),Def(90),O(4)
9	JPMCB	Centre Market Building	12/08/16	02/01/17			118	298	0	2	1	0	0	01/01/27	No		30,789,103	34.6%	L(25),Grtr1%orYM(92),O(3)
10	JPMCB	Courtyard Marriott - King Kamehameha	01/10/17	03/01/17			119	359	0	1	1	0	0	02/01/27	No		33,587,481	25.3%	L(25),Grtr1%orYM(90),O(5)
11	JPMCB	Milton Park	12/29/16	02/01/17	01/01/19	02/01/19	58	360	24	2	1	0	0	01/01/22	No		38,114,571	66.5%	L(25),Grtr1%orYM(32),O(3)
12	JPMCB	Reston EastPointe	11/08/16	01/01/17			81	0	84	3	1	0	0	12/01/23	No		38,000,000	62.1%	L(27),Def(51),O(6)
13	JPMCB	Orchard Hill Park	12/23/16	02/01/17			118	358	0	2	1	0	0	01/01/27	No		28,193,721	59.9%	L(26),Def(90),O(4)
14	JPMCB	11200 Rockville Pike	12/22/16	02/01/17	01/01/20	02/01/20	118	360	36	2	1	0	0	01/01/27	No		29,288,535	64.9%	L(26),Def(92),O(2)
15	JPMCB	Marriott Galleria	12/23/16	02/01/17			58	358	0	2	1	0	0	01/01/22	No		29,623,451	58.1%	L(26),Def(10),O(24)
16	JPMCB	Royal Oaks Plaza	02/01/17	03/01/17			119	359	0	1	1	0	0	02/01/27	No		24,336,484	48.7%	L(25),Def(91),O(4)
17	JPMCB	Las Palmas	02/01/17	03/01/17	02/01/19	03/01/19	119	360	24	1	1	0	0	02/01/27	No		20,205,725	64.3%	L(25),Grtr1%orYM(92),O(3)
18	SMF VI	Liberty Center	01/31/17	03/06/17	02/06/19	03/06/19	119	360	24	1	6	0	0	02/06/27	No		18,360,223	55.6%	L(25),Def(91),O(4)
19	SMF VI	Ocotillo Plaza	02/01/17	03/06/17	02/06/19	03/06/19	119	360	24	1	6	0	0	02/06/27	No		17,117,256	56.1%	L(25),DeforGrtr1%orYM(90),O(5)
20	JPMCB	Gwinnett Commerce Center	11/22/16	01/01/17	12/01/19	01/01/20	117	360	36	3	1	0	0	12/01/26	No		16,452,415	59.2%	L(27),Def(90),O(3)
21	SMF VI	Hilton Durham	01/12/17	03/06/17			119	359	0	1	6	0	0	02/06/27	No		13,571,755	53.6%	L(25),DeforGrtr1%orYM(90),O(5)
22	JPMCB	Woodglen Village	12/09/16	02/01/17			58	358	0	2	1	0	0	01/01/22	No		15,090,737	69.6%	L(25),Grtr1%orYM(32),O(3)
23	JPMCB	Partridge Inn Augusta	11/30/16	01/01/17			117	357	0	3	1	0	0	12/01/26	No		12,310,553	51.9%	L(25),Grtr1%orYM(92),O(3)
24	JPMCB	4400 Dixie Highway	12/30/16	02/01/17			118	358	0	2	1	0	0	01/01/27	No		11,800,005	60.1%	L(25),Grtr1%orYM(89),O(6)
25	JPMCB	TownePlace Suites Dallas Las Colinas	01/18/17	03/01/17			119	359	0	1	1	0	0	02/01/27	No		9,764,827	54.8%	L(25),Def(92),O(3)
26	SMF VI	100 North Citrus	02/08/17	04/06/17			120	360	0	0	6	0	0	03/06/27	No		9,685,331	52.9%	L(24),Def(91),O(5)
27	SMF VI	Pangea 15	12/21/16	02/06/17	01/06/22	02/06/22	118	360	60	2	6	0	0	01/06/27	No		8,331,938	52.9%	L(26),Def(88),O(6)
27.01	SMF VI	701 South Karlov Avenue															1,216,727
27.02	SMF VI	1236 South Lawndale Avenue															740,617
27.03	SMF VI	6125-6129 South Wabash Avenue															740,617
27.04	SMF VI	11932 South Stewart Avenue															634,814
27.05	SMF VI	7954 South Justine Street															608,364
27.06	SMF VI	10 West 137th Street															581,913
27.07	SMF VI	6715 South Dorchester Avenue															581,913
27.08	SMF VI	10201 South Saint Lawrence Avenue															555,463
27.09	SMF VI	5800-04 South Artesian Avenue															423,210
27.10	SMF VI	8201 South Drexel Avenue															396,759
27.11	SMF VI	7229 South Yates Boulevard															370,308
27.12	SMF VI	7653 South Loomis Boulevard															370,308
27.13	SMF VI	7700 South Carpenter Street															370,308
27.14	SMF VI	2062 135th Place															264,506
27.15	SMF VI	2066 135th Place															264,506
27.16	SMF VI	9600 South Avenue L															211,605
28	SMF VI	The Shoppes at Letson Farms	12/15/16	02/06/17	01/06/19	02/06/19	118	360	24	2	6	0	0	01/06/27	No		7,733,390	65.1%	L(26),Def(90),O(4)
29	SMF VI	Montgomery Triangle Gateway	01/27/17	03/06/17			119	359	0	1	6	0	0	02/06/27	No		6,210,270	58.0%	L(25),Def(91),O(4)
30	SMF VI	Neilson Square	01/31/17	03/06/17	02/06/20	03/06/20	119	360	36	1	6	0	0	02/06/27	No		5,808,945	66.1%	L(25),Def(91),O(4)
31	SMF VI	Studio City Apartments	01/25/17	03/06/17			119	299	0	1	6	0	0	02/06/27	No		4,910,974	42.0%	L(25),Def(91),O(4)
32	SMF VI	St. Albans & Camino Commons	01/06/17	02/06/17			118	358	0	2	6	0	0	01/06/27	No		5,356,501	55.7%	L(26),Def(90),O(4)
32.01	SMF VI	Camino Commons															2,845,642
32.02	SMF VI	St. Albans Circle															2,510,860
33	SMF VI	Lake Geneva Commons	12/22/16	02/06/17	01/06/27	02/06/17	118	358	24	2	6	0	0	01/06/27	No		5,564,518	64.2%	L(26),Def(90),O(4)
34	SMF VI	Hampton Inn & Suites Huntsville	01/05/17	02/06/17			118	358	0	2	6	0	0	01/06/27	No		5,295,788	51.9%	L(26),Def(90),O(4)
35	SMF VI	Holiday Inn Express Orangeburg	11/30/16	01/06/17			117	297	0	3	6	0	0	12/06/26	No		4,716,238	52.4%	L(27),Def(89),O(4)
36	SMF VI	3200 North Hayden	12/23/16	02/06/17	07/06/18	08/06/18	118	360	18	2	6	0	0	01/06/27	No		5,095,377	60.8%	L(26),Def(90),O(4)
37	SMF VI	Bellfort Village Apartments	12/30/16	02/06/17			118	298	0	2	6	0	0	01/06/27	No		4,453,087	51.8%	L(26),Def(90),O(4)
38	SMF VI	Courtyard Business Center	01/20/17	03/06/17			119	0	120	1	6	0	0	02/06/27	No		5,700,000	60.0%	L(25),Def(91),O(4)
39	SMF VI	Northgate Business Park III	01/13/17	03/06/17	02/06/21	03/06/21	119	360	48	1	6	0	0	02/06/27	No		4,733,139	63.5%	L(25),Def(91),O(4)
40	SMF VI	Aldine Plaza	12/20/16	02/06/17			118	358	0	2	6	0	0	01/06/27	No		3,626,128	62.5%	L(26),Def(90),O(4)
41	SMF VI	Walgreens Cooper City	12/22/16	02/06/17			118	0	120	2	6	0	0	01/06/27	No		3,300,000	49.3%	L(26),Def(90),O(4)
42	SMF VI	North Star Terrace MHP	01/12/17	03/06/17	02/06/18	03/06/18	119	360	12	1	6	0	0	02/06/27	No		2,377,801	60.7%	L(25),Grtr1%orYM(91),O(4)
43	SMF VI	Rite Aid Sugar Hill	12/02/16	01/06/17			117	297	0	3	6	0	0	12/06/26	No		2,133,423	49.3%	L(27),Def(89),O(4)

A-1-3

ANNEX A-1

			HISTORICAL FINANCIALS(12)

			2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	Hilton Hawaiian Village	324,974,888	214,010,053	110,964,835	346,089,627	226,228,808	119,860,819	366,791,222	238,053,500	128,737,723	376,987,438	245,094,318	131,893,120	09/30/16
2	JPMCB	Moffett Gateway
3	JPMCB	Dallas Design District	11,762,840	4,136,520	7,626,320	13,056,367	4,051,248	9,005,119	12,606,620	4,108,165	8,498,455	13,673,772	4,035,907	9,637,865	09/30/16
4	JPMCB	Fresno Fashion Fair Mall	31,587,519	6,451,070	25,136,449	32,794,192	6,442,883	26,351,309	33,828,408	5,653,406	28,175,002	33,587,207	5,947,307	27,639,900	12/31/16
5	JPMCB	Riverway	25,489,463	11,004,945	14,484,517	23,349,290	11,652,689	11,696,602	24,694,712	12,493,997	12,200,715	24,766,779	12,494,418	12,272,361	08/31/16
6	JPMCB	55 Hawthorne							3,923,280	2,548,006	1,375,274	6,478,417	2,617,646	3,860,771	11/30/16
7	JPMCB	Bardmoor Palms	3,302,262	1,819,752	1,482,510	3,279,768	1,794,069	1,485,699	2,557,369	1,911,205	646,165	4,074,118	2,017,161	2,056,957	09/30/16
8	JPMCB	Landmark Square	21,090,032	11,173,914	9,916,119	22,206,765	11,760,507	10,446,258	19,852,023	12,384,894	7,467,129	22,240,746	12,516,518	9,724,228	12/31/16
9	JPMCB	Centre Market Building	17,356,041	6,079,872	11,276,169	16,670,681	6,213,521	10,457,160	16,964,386	6,121,740	10,842,646	15,993,117	6,258,861	9,734,256	09/30/16
10	JPMCB	Courtyard Marriott - King Kamehameha	25,075,960	20,458,619	4,617,341	27,285,291	21,230,062	6,055,229	28,621,022	21,831,444	6,789,578	30,185,741	22,663,084	7,522,657	11/30/16
11	JPMCB	Milton Park	6,167,878	2,409,405	3,758,473	6,031,997	2,527,892	3,504,105	6,473,666	2,525,462	3,948,204	5,712,222	2,513,387	3,198,835	10/31/16
12	JPMCB	Reston EastPointe	6,142,572	1,797,695	4,344,877	6,374,053	1,904,880	4,469,173	6,949,747	1,881,013	5,068,734	6,941,243	1,916,979	5,024,264	09/30/16
13	JPMCB	Orchard Hill Park	3,575,814	622,489	2,953,325	3,704,459	740,369	2,964,090	3,808,565	820,162	2,988,403	3,737,399	607,194	3,130,205	11/30/16
14	JPMCB	11200 Rockville Pike	5,306,525	2,037,730	3,268,795	5,117,970	1,967,147	3,150,823	5,688,267	1,878,386	3,809,881	5,581,849	1,784,525	3,797,324	10/31/16
15	JPMCB	Marriott Galleria	16,537,157	12,463,158	4,073,999	16,468,082	12,746,690	3,721,392	17,387,276	13,426,031	3,961,245	15,875,688	12,594,472	3,281,215	10/31/16
16	JPMCB	Royal Oaks Plaza	3,644,571	1,062,533	2,582,038	3,615,553	1,073,386	2,542,167	4,033,781	1,044,171	2,989,610	3,900,503	1,190,639	2,709,864	12/31/16
17	JPMCB	Las Palmas	2,908,363	966,905	1,941,458	2,960,052	1,017,781	1,942,271	3,167,744	1,138,038	2,029,705	3,312,959	1,243,425	2,069,534	12/31/16
18	SMF VI	Liberty Center	5,482,326	2,302,992	3,179,334	4,890,564	2,075,331	2,815,233	3,565,621	1,757,693	1,807,928	3,911,422	1,784,364	2,127,058	12/31/16
19	SMF VI	Ocotillo Plaza	2,133,815	436,884	1,696,931	2,134,220	400,516	1,733,704	2,264,041	412,067	1,851,974	2,283,477	426,649	1,856,828	12/31/16
20	JPMCB	Gwinnett Commerce Center	3,197,676	1,409,947	1,787,729	3,398,136	1,503,083	1,895,053	3,586,875	1,522,715	2,064,160	3,633,759	1,519,571	2,114,188	08/31/16
21	SMF VI	Hilton Durham	7,557,119	5,821,475	1,735,644	7,851,152	5,955,688	1,895,464	8,486,200	6,453,804	2,032,396	8,264,062	6,376,768	1,887,294	11/30/16
22	JPMCB	Woodglen Village	1,957,321	1,259,076	698,244	2,243,790	1,240,264	1,003,526	2,375,887	1,197,028	1,178,859	2,541,364	1,280,747	1,260,616	11/30/16
23	JPMCB	Partridge Inn Augusta	3,943,492	3,944,313	-821	3,403,721	3,170,907	232,814	3,315,466	2,669,743	645,723	6,407,984	4,643,346	1,764,638	12/31/16
24	JPMCB	4400 Dixie Highway	1,912,448	895,336	1,017,112	2,296,639	868,844	1,427,795	2,606,188	878,064	1,728,124	2,760,853	848,153	1,912,700	11/30/16
25	JPMCB	TownePlace Suites Dallas Las Colinas	2,872,265	2,086,035	786,230	2,916,873	2,011,931	904,942	3,637,302	2,285,394	1,351,908	3,832,153	2,490,820	1,341,333	11/30/16
26	SMF VI	100 North Citrus	948,336	690,003	258,333	1,349,544	780,021	569,523	1,532,429	798,860	733,569	1,676,892	830,878	846,013	11/30/16
27	SMF VI	Pangea 15										1,394,058	710,797	683,261	10/31/16
27.01	SMF VI	701 South Karlov Avenue
27.02	SMF VI	1236 South Lawndale Avenue
27.03	SMF VI	6125-6129 South Wabash Avenue
27.04	SMF VI	11932 South Stewart Avenue
27.05	SMF VI	7954 South Justine Street
27.06	SMF VI	10 West 137th Street
27.07	SMF VI	6715 South Dorchester Avenue
27.08	SMF VI	10201 South Saint Lawrence Avenue
27.09	SMF VI	5800-04 South Artesian Avenue
27.10	SMF VI	8201 South Drexel Avenue
27.11	SMF VI	7229 South Yates Boulevard
27.12	SMF VI	7653 South Loomis Boulevard
27.13	SMF VI	7700 South Carpenter Street
27.14	SMF VI	2062 135th Place
27.15	SMF VI	2066 135th Place
27.16	SMF VI	9600 South Avenue L
28	SMF VI	The Shoppes at Letson Farms	1,128,811	257,551	871,260	1,130,082	258,080	872,002				1,047,233	302,753	744,480	09/30/16
29	SMF VI	Montgomery Triangle Gateway	978,490	353,508	624,982	1,000,558	369,043	631,515	1,023,967	394,615	629,352	1,128,258	381,728	746,530	12/31/16
30	SMF VI	Neilson Square	811,136	148,512	662,624	858,220	167,287	690,933	868,057	162,294	705,763	864,839	157,779	707,060	11/30/16
31	SMF VI	Studio City Apartments	2,274,390	1,581,651	692,739	2,358,885	1,545,439	813,446	2,404,913	1,514,693	890,220	2,487,594	1,583,259	904,334	09/30/16
32	SMF VI	St. Albans & Camino Commons				725,486	213,067	512,419	702,396	175,992	526,404	839,106	186,693	652,413	Various
32.01	SMF VI	Camino Commons				318,987	115,440	203,548	335,361	90,215	245,146	428,279	108,783	319,496	12/09/16
32.02	SMF VI	St. Albans Circle				406,499	97,628	308,871	367,035	85,777	281,259	410,827	77,910	332,917	12/02/16
33	SMF VI	Lake Geneva Commons				524,903	213,957	310,946	588,361	223,152	365,209	815,107	232,945	582,162	10/31/16
34	SMF VI	Hampton Inn & Suites Huntsville										2,163,467	1,353,443	810,025	11/30/16
35	SMF VI	Holiday Inn Express Orangeburg	2,126,322	1,368,441	757,882	2,485,615	1,484,181	1,001,434	2,463,669	1,574,459	889,210	2,529,100	1,590,978	938,121	10/31/16
36	SMF VI	3200 North Hayden	924,424	383,852	540,572	900,848	365,212	535,636	854,677	354,218	500,459	857,876	350,391	507,485	11/30/16
37	SMF VI	Bellfort Village Apartments	1,055,080	576,757	478,323	1,360,083	697,846	662,237	1,260,358	808,143	452,215	1,389,176	667,069	722,107	11/30/16
38	SMF VI	Courtyard Business Center	957,042	313,598	643,444	1,021,237	289,696	731,541	1,055,300	323,035	732,265	1,071,919	293,270	778,649	12/31/16
39	SMF VI	Northgate Business Park III										920,634	346,256	574,378	07/31/16
40	SMF VI	Aldine Plaza				238,516	148,602	89,914	459,138	194,023	265,116	538,566	207,439	331,127	09/30/16
41	SMF VI	Walgreens Cooper City
42	SMF VI	North Star Terrace MHP	552,247	299,057	253,189	556,784	326,981	229,803	563,362	304,327	259,035	573,669	307,433	266,236	11/30/16
43	SMF VI	Rite Aid Sugar Hill

A-1-4

ANNEX A-1

			UW Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(3)	Expenses ($)	NOI ($)(3)(13)	Items ($)	NCF ($)(3)(13)	NOI DSCR(14)	DSCR(14)	Debt Yield %	Debt Yield %	Title Type(22)	Expiration	Extension Terms	PML %
1	JPMCB	Hilton Hawaiian Village	94.6%	374,437,742	241,850,768	132,586,975	0	132,586,975	4.47	4.47	19.0%	19.0%	Fee/Leasehold	07/31/35	None
2	JPMCB	Moffett Gateway	95.0%	35,097,235	6,170,971	28,926,265	1,294,985	27,631,280	2.04	1.95	11.9%	11.4%	Fee			15%
3	JPMCB	Dallas Design District	95.0%	15,304,762	4,048,471	11,256,291	1,051,292	10,204,999	1.41	1.28	9.4%	8.5%	Fee/Leasehold	12/20/51	None
4	JPMCB	Fresno Fashion Fair Mall	90.8%	33,363,299	6,507,414	26,855,885	1,019,015	25,836,869	2.27	2.19	8.3%	7.9%	Fee			7%
5	JPMCB	Riverway	90.0%	25,871,039	12,713,001	13,158,038	1,479,065	11,678,973	1.60	1.42	10.3%	9.2%	Fee
6	JPMCB	55 Hawthorne	94.6%	10,472,045	3,220,717	7,251,328	552,636	6,698,692	2.82	2.61	11.8%	10.9%	Fee			12%
7	JPMCB	Bardmoor Palms	93.0%	7,514,480	2,324,477	5,190,003	359,765	4,830,238	1.49	1.39	9.4%	8.7%	Fee
8	JPMCB	Landmark Square	85.4%	24,368,179	12,347,514	12,020,665	962,555	11,058,110	2.39	2.19	12.0%	11.1%	Fee/Leasehold	02/28/82	Year to year
9	JPMCB	Centre Market Building	85.0%	13,947,168	6,326,894	7,620,274	698,620	6,921,654	2.73	2.48	18.2%	16.5%	Fee
10	JPMCB	Courtyard Marriott - King Kamehameha	85.1%	30,134,131	22,711,533	7,422,598	0	7,422,598	3.06	3.06	18.6%	18.6%	Leasehold	06/30/96	None	16%
11	JPMCB	Milton Park	86.9%	6,664,316	2,644,155	4,020,160	542,207	3,477,954	1.57	1.36	10.1%	8.7%	Fee
12	JPMCB	Reston EastPointe	87.1%	6,041,200	2,077,266	3,963,934	434,752	3,529,182	2.45	2.18	10.4%	9.3%	Fee
13	JPMCB	Orchard Hill Park	95.0%	3,686,777	795,612	2,891,166	57,236	2,833,929	1.23	1.21	8.6%	8.5%	Fee
14	JPMCB	11200 Rockville Pike	81.7%	5,241,842	1,887,448	3,354,394	323,120	3,031,273	1.61	1.45	10.1%	9.1%	Fee
15	JPMCB	Marriott Galleria	68.3%	15,832,406	12,627,330	3,205,075	0	3,205,075	1.51	1.51	10.0%	10.0%	Fee
16	JPMCB	Royal Oaks Plaza	86.0%	4,329,968	1,238,012	3,091,956	217,343	2,874,613	1.67	1.56	10.3%	9.6%	Fee
17	JPMCB	Las Palmas	89.8%	3,441,418	1,343,093	2,098,325	179,559	1,918,766	1.43	1.30	8.9%	8.2%	Fee
18	SMF VI	Liberty Center	79.8%	4,326,031	1,804,282	2,521,749	435,896	2,085,853	1.81	1.50	12.0%	9.9%	Fee
19	SMF VI	Ocotillo Plaza	92.5%	2,250,646	409,166	1,841,480	137,161	1,704,319	1.44	1.33	9.3%	8.6%	Fee
20	JPMCB	Gwinnett Commerce Center	84.2%	3,689,227	1,643,224	2,046,003	404,268	1,641,735	1.75	1.41	10.9%	8.8%	Fee
21	SMF VI	Hilton Durham	69.2%	8,247,775	6,238,806	2,008,969	0	2,008,969	1.89	1.89	12.2%	12.2%	Fee
22	JPMCB	Woodglen Village	93.4%	2,765,975	1,203,889	1,562,087	62,250	1,499,837	1.40	1.34	9.7%	9.3%	Fee
23	JPMCB	Partridge Inn Augusta	60.9%	6,390,017	4,674,345	1,715,672	0	1,715,672	1.79	1.79	11.5%	11.5%	Fee
24	JPMCB	4400 Dixie Highway	88.0%	2,627,332	993,330	1,634,002	321,480	1,312,522	1.73	1.39	11.5%	9.2%	Fee
25	JPMCB	TownePlace Suites Dallas Las Colinas	76.7%	3,821,865	2,523,331	1,298,534	0	1,298,534	1.70	1.70	10.9%	10.9%	Fee
26	SMF VI	100 North Citrus	91.1%	2,044,177	881,766	1,162,411	79,800	1,082,611	1.55	1.45	9.8%	9.1%	Fee			18%
27	SMF VI	Pangea 15	92.6%	1,868,348	722,565	1,145,783	51,000	1,094,783	1.92	1.83	12.7%	12.2%	Fee
27.01	SMF VI	701 South Karlov Avenue											Fee
27.02	SMF VI	1236 South Lawndale Avenue											Fee
27.03	SMF VI	6125-6129 South Wabash Avenue											Fee
27.04	SMF VI	11932 South Stewart Avenue											Fee
27.05	SMF VI	7954 South Justine Street											Fee
27.06	SMF VI	10 West 137th Street											Fee
27.07	SMF VI	6715 South Dorchester Avenue											Fee
27.08	SMF VI	10201 South Saint Lawrence Avenue											Fee
27.09	SMF VI	5800-04 South Artesian Avenue											Fee
27.10	SMF VI	8201 South Drexel Avenue											Fee
27.11	SMF VI	7229 South Yates Boulevard											Fee
27.12	SMF VI	7653 South Loomis Boulevard											Fee
27.13	SMF VI	7700 South Carpenter Street											Fee
27.14	SMF VI	2062 135th Place											Fee
27.15	SMF VI	2066 135th Place											Fee
27.16	SMF VI	9600 South Avenue L											Fee
28	SMF VI	The Shoppes at Letson Farms	93.1%	1,192,251	324,082	868,169	67,268	800,901	1.46	1.34	9.8%	9.0%	Fee
29	SMF VI	Montgomery Triangle Gateway	93.0%	1,099,229	375,815	723,414	16,029	707,385	1.44	1.41	9.7%	9.5%	Fee
30	SMF VI	Neilson Square	94.0%	883,450	189,623	693,827	65,107	628,720	1.66	1.51	10.5%	9.6%	Fee
31	SMF VI	Studio City Apartments	87.2%	2,487,594	1,583,145	904,449	93,750	810,699	1.90	1.70	14.0%	12.6%	Fee
32	SMF VI	St. Albans & Camino Commons	94.0%	846,048	206,932	639,116	54,535	584,581	1.45	1.33	10.0%	9.2%	Fee
32.01	SMF VI	Camino Commons	95.0%	443,289	102,545	340,744	26,168	314,576					Fee
32.02	SMF VI	St. Albans Circle	93.0%	402,759	104,387	298,372	28,368	270,004					Fee
33	SMF VI	Lake Geneva Commons	95.0%	789,807	200,904	588,903	35,958	552,945	1.36	1.28	9.3%	8.7%	Fee
34	SMF VI	Hampton Inn & Suites Huntsville	64.7%	2,157,709	1,370,501	787,208	0	787,208	1.83	1.83	12.4%	12.4%	Fee
35	SMF VI	Holiday Inn Express Orangeburg	79.2%	2,522,237	1,652,233	870,005	0	870,005	1.91	1.91	14.1%	14.1%	Fee
36	SMF VI	3200 North Hayden	89.2%	994,140	364,285	629,855	83,478	546,377	1.61	1.40	10.6%	9.2%	Fee
37	SMF VI	Bellfort Village Apartments	91.3%	1,467,633	755,082	712,551	58,200	654,351	1.68	1.54	12.1%	11.1%	Fee
38	SMF VI	Courtyard Business Center	95.0%	1,025,736	301,123	724,613	86,452	638,160	2.40	2.12	12.7%	11.2%	Fee
39	SMF VI	Northgate Business Park III	91.5%	992,047	351,436	640,610	101,071	539,539	1.93	1.62	12.2%	10.3%	Fee
40	SMF VI	Aldine Plaza	93.1%	656,740	232,193	424,547	35,240	389,308	1.44	1.32	9.8%	9.0%	Fee
41	SMF VI	Walgreens Cooper City	98.0%	327,320	18,716	308,604	2,268	306,336	1.74	1.73	9.4%	9.3%	Fee
42	SMF VI	North Star Terrace MHP	75.6%	573,669	291,646	282,023	8,850	273,173	1.53	1.48	10.1%	9.8%	Fee
43	SMF VI	Rite Aid Sugar Hill	95.0%	298,247	5,965	292,282	21,567	270,715	1.41	1.31	10.5%	9.7%	Fee

A-1-5

ANNEX A-1

			UPFRONT ESCROW(15)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Debt Service	Upfront Other	Other Upfront
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	Hilton Hawaiian Village	0	0	0	0	0	0	0	0
2	JPMCB	Moffett Gateway	0	0	0	0	180,864	0	0	86,961,915	Outstanding TI/LC Reserve: 49,386,882; Free Rent Reserve: 37,575,033
3	JPMCB	Dallas Design District	374,106	123,125	0	3,278,052	316,270	200,000	0	2,032,511	Outstanding TI/LC Reserve: 1,693,764; Free Rent Reserve: 320,671; Ground Rent Reserve: 18,076
4	JPMCB	Fresno Fashion Fair Mall	0	0	0	0	0	0	0	0
5	JPMCB	Riverway	14,485	81,825	0	108,640	360,173	0	0	7,256,297	Outstanding TI/LC Reserve: 6,984,788; Free Rent Reserve: 271,509
6	JPMCB	55 Hawthorne	0	0	0	0	0	0	0	2,531,359	Outstanding TI/LC Reserve: 1,484,875; Free Rent Reserve: 1,046,484
7	JPMCB	Bardmoor Palms	7,110	0	0	28,425	93,078	0	0	770,000	Outstanding TI/LC Reserve
8	JPMCB	Landmark Square	0	0	0	0	1,325,844	0	0	0
9	JPMCB	Centre Market Building	6,469	0	0	250,000	565,953	0	0	0
10	JPMCB	Courtyard Marriott - King Kamehameha	81,532	0	0	0	38,955	0	0	459,021	Ground Lease Reserve
11	JPMCB	Milton Park	5,316	0	0	39,868	250,282	0	0	837,490	Outstanding TI Reserve: 800,717; Free Rent Reserve: 36,773
12	JPMCB	Reston EastPointe	3,254	0	0	1,150,000	59,736	0	0	2,023,260	Accretive Leasing Reserve: 2,000,000; Free Rent Reserve: 23,260.03
13	JPMCB	Orchard Hill Park	1,202	0	0	15,900	75,423	6,890	0	0
14	JPMCB	11200 Rockville Pike	4,014	13,781	0	300,000	172,630	12,951	0	266,846	Free Rent Reserve: 232,617.46; Outstanding TI/LC Reserve: 34,228.05
15	JPMCB	Marriott Galleria	0	0	0	0	0	0	0	0
16	JPMCB	Royal Oaks Plaza	6,214	334,625	0	13,809	133,792	30,317	75,000	540,000	Winn-Dixie Reserve
17	JPMCB	Las Palmas	3,185	479,820	80,000	13,750	87,500	0	0	200,000	Outstanding TI Reserve
18	SMF VI	Liberty Center	0	53,438	0	0	146,906	10,638	0	371,964	Outstanding TI Reserve: 307,212; Free Rent Reserve: 64,752
19	SMF VI	Ocotillo Plaza	0	132,757	0	0	6,190	0	0	1,264,400	Marketon Reserve: 1,250,000; Oportun Allowance Reserve: 14,400
20	JPMCB	Gwinnett Commerce Center	5,876	68,438	0	28,486	36,370	3,824	0	119,325	Outstanding TI/LC Reserve: 107,055; Free Rent Reserve: 12,270
21	SMF VI	Hilton Durham	0	0	0	0	38,525	70,233	0	3,202,753	PIP Reserve
22	JPMCB	Woodglen Village	5,188	16,313	0	0	32,618	0	0	0
23	JPMCB	Partridge Inn Augusta	20,461	0	0	0	12,100	38,500	0	150,000	Seasonality Reserve
24	JPMCB	4400 Dixie Highway	8,930	0	0	600,000	156,993	0	0	100,000	Outstanding TI/LC Reserve
25	JPMCB	TownePlace Suites Dallas Las Colinas	12,775	0	0	0	91,990	12,675	0	105,100	PIP Reserve
26	SMF VI	100 North Citrus	0	14,669	0	150,000	8,589	10,415	0	170,858	Wells Fargo TI Reserve: 107,695.80; Free Rent Reserve: 63,162.05
27	SMF VI	Pangea 15	0	0	0	0	52,121	32,791	0	0
27.01	SMF VI	701 South Karlov Avenue
27.02	SMF VI	1236 South Lawndale Avenue
27.03	SMF VI	6125-6129 South Wabash Avenue
27.04	SMF VI	11932 South Stewart Avenue
27.05	SMF VI	7954 South Justine Street
27.06	SMF VI	10 West 137th Street
27.07	SMF VI	6715 South Dorchester Avenue
27.08	SMF VI	10201 South Saint Lawrence Avenue
27.09	SMF VI	5800-04 South Artesian Avenue
27.10	SMF VI	8201 South Drexel Avenue
27.11	SMF VI	7229 South Yates Boulevard
27.12	SMF VI	7653 South Loomis Boulevard
27.13	SMF VI	7700 South Carpenter Street
27.14	SMF VI	2062 135th Place
27.15	SMF VI	2066 135th Place
27.16	SMF VI	9600 South Avenue L
28	SMF VI	The Shoppes at Letson Farms	0	22,750	0	100,000	38,787	14,822	0	104,135	Outstanding TI/LC Reserve: 93,027; Rent Gap Reserve: 11,108
29	SMF VI	Montgomery Triangle Gateway	0	0	0	400,000	40,750	11,552	0	48,000	Green Diamond Tenant Improvement Reserve
30	SMF VI	Neilson Square	100,271	17,813	0	200,000	18,011	16,530	0	0
31	SMF VI	Studio City Apartments	0	112,106	119,515	0	33,830	25,579	0	0
32	SMF VI	St. Albans & Camino Commons	0	0	0	0	64,241	2,917	0	0
32.01	SMF VI	Camino Commons
32.02	SMF VI	St. Albans Circle
33	SMF VI	Lake Geneva Commons	0	1,875	0	0	9,126	18,707	0	338,338	Aldi Rent Reserve: 298,338; Outstanding TI/LC Reserve: 40,000
34	SMF VI	Hampton Inn & Suites Huntsville	0	0	0	0	10,638	12,889	0	0
35	SMF VI	Holiday Inn Express Orangeburg	0	29,313	0	0	0	56,437	0	350,000	PIP Reserve
36	SMF VI	3200 North Hayden	0	0	0	0	30,221	2,676	0	98,575	EZ Links TI/LC Reserve: 51,918.60; EZ Links Free Rent Reserve: 24,043.67; NFS TI/LC Reserve: 22,612.35
37	SMF VI	Bellfort Village Apartments	0	54,875	0	0	9,448	119,861	0	0
38	SMF VI	Courtyard Business Center	0	0	0	0	33,735	0	0	0
39	SMF VI	Northgate Business Park III	0	106,344	0	0	44,671	12,656	0	0
40	SMF VI	Aldine Plaza	0	0	0	0	7,559	5,772	0	0
41	SMF VI	Walgreens Cooper City	0	0	0	0	0	2,028	0	0
42	SMF VI	North Star Terrace MHP	0	8,625	0	0	23,711	1,966	0	0
43	SMF VI	Rite Aid Sugar Hill	0	5,000	0	75,000	0	91	0	0

A-1-6

ANNEX A-1

			MONTHLY ESCROW(16)

			Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other	Other Monthly
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Description ($)
1	JPMCB	Hilton Hawaiian Village	Springing	0	0	Springing	Springing	0
2	JPMCB	Moffett Gateway	0	0	0	180,864	Springing	0
3	JPMCB	Dallas Design District	Springing	0	Springing	316,270	Springing	6,025	Ground Rent Reserve
4	JPMCB	Fresno Fashion Fair Mall	Springing	0	Springing	Springing	Springing	0
5	JPMCB	Riverway	14,485	0	108,640	500,000	Springing	0
6	JPMCB	55 Hawthorne	0	0	Springing	Springing	Springing	0
7	JPMCB	Bardmoor Palms	7,110	0	28,425	46,539	Springing	0
8	JPMCB	Landmark Square	Springing	0	Springing	220,974	Springing	0
9	JPMCB	Centre Market Building	6,469	0	250,000	143,863	Springing	0
10	JPMCB	Courtyard Marriott - King Kamehameha	4% of Gross Revenues	0	0	38,984	Springing	421,178	Ground Lease Reserve: 229,510.50; PIP Reserve: 191,667
11	JPMCB	Milton Park	5,316	0	39,868	62,571	Springing	0
12	JPMCB	Reston EastPointe	3,254	0	48,808	59,736	Springing	0
13	JPMCB	Orchard Hill Park	1,202	0	15,900	25,141	Springing	0
14	JPMCB	11200 Rockville Pike	4,014	0	19,294	43,157	3,548	0
15	JPMCB	Marriott Galleria	Springing	0	0	Springing	Springing	0
16	JPMCB	Royal Oaks Plaza	6,214	0	13,809	33,448	15,159	0
17	JPMCB	Las Palmas	3,185	0	13,750	43,750	Springing	0
18	SMF VI	Liberty Center	8,391	0	46,640	36,726	3,546	0
19	SMF VI	Ocotillo Plaza	1,905	0	9,525	6,190	Springing	0
20	JPMCB	Gwinnett Commerce Center	5,876	0	28,486	36,370	3,823	0
21	SMF VI	Hilton Durham	4% of Gross Revenues	0	0	19,262	5,403	0
22	JPMCB	Woodglen Village	5,188	0	0	23,526	Springing	0
23	JPMCB	Partridge Inn Augusta	4% of Gross Revenues	0	0	6,050	Springing	Springing	PIP Reserve; Seasonality Reserve
24	JPMCB	4400 Dixie Highway	8,930	0	26,790	23,002	Springing	0
25	JPMCB	TownePlace Suites Dallas Las Colinas	4% of Gross Revenues	0	0	18,400	6,337	0
26	SMF VI	100 North Citrus	1,317	0	6,583	8,589	1,302	0
27	SMF VI	Pangea 15	4,250	0	0	8,687	3,643	0
27.01	SMF VI	701 South Karlov Avenue
27.02	SMF VI	1236 South Lawndale Avenue
27.03	SMF VI	6125-6129 South Wabash Avenue
27.04	SMF VI	11932 South Stewart Avenue
27.05	SMF VI	7954 South Justine Street
27.06	SMF VI	10 West 137th Street
27.07	SMF VI	6715 South Dorchester Avenue
27.08	SMF VI	10201 South Saint Lawrence Avenue
27.09	SMF VI	5800-04 South Artesian Avenue
27.10	SMF VI	8201 South Drexel Avenue
27.11	SMF VI	7229 South Yates Boulevard
27.12	SMF VI	7653 South Loomis Boulevard
27.13	SMF VI	7700 South Carpenter Street
27.14	SMF VI	2062 135th Place
27.15	SMF VI	2066 135th Place
27.16	SMF VI	9600 South Avenue L
28	SMF VI	The Shoppes at Letson Farms	2,298	0	7,924	9,697	1,235	Springing	Major Tenant Reserve
29	SMF VI	Montgomery Triangle Gateway	495	0	3,321	13,583	1,050	0
30	SMF VI	Neilson Square	1,311	0	Springing	6,004	1,272	Springing	Major Tenant Reserve
31	SMF VI	Studio City Apartments	10,938	0	0	16,915	5,116	0
32	SMF VI	St. Albans & Camino Commons	598	0	4,417	8,405	1,459	Springing	Major Tenant Reserve
32.01	SMF VI	Camino Commons
32.02	SMF VI	St. Albans Circle
33	SMF VI	Lake Geneva Commons	856	0	2,140	9,126	1,701	Springing	Major Tenant Reserve
34	SMF VI	Hampton Inn & Suites Huntsville	2% of Gross Revenues	0	0	10,638	3,223	0
35	SMF VI	Holiday Inn Express Orangeburg	5% of Gross Revenues	0	0	7,381	4,341	0
36	SMF VI	3200 North Hayden	1,462	0	5,414	5,037	1,338	0
37	SMF VI	Bellfort Village Apartments	4,850	0	0	9,448	12,860	0
38	SMF VI	Courtyard Business Center	1,581	0	Springing	8,434	Springing	0
39	SMF VI	Northgate Business Park III	1,944	0	6,479	14,891	1,266	0
40	SMF VI	Aldine Plaza	361	0	2,084	7,559	1,154	Springing	Dollar Tree Reserve
41	SMF VI	Walgreens Cooper City	189	0	0	Springing	1,014	Springing	Walgreens Space Reserve
42	SMF VI	North Star Terrace MHP	738	0	0	4,742	655	0
43	SMF VI	Rite Aid Sugar Hill	358	0	1,440	Springing	46	0

A-1-7

ANNEX A-1

			RESERVE CAPS(17)								LARGEST TENANT (3), (18), (19), (20)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
1	JPMCB	Hilton Hawaiian Village								No
2	JPMCB	Moffett Gateway								Yes	Google	612,691	03/31/27
3	JPMCB	Dallas Design District	372,816		3,278,052					No	Regulus Group LLC	44,345	03/31/17
4	JPMCB	Fresno Fashion Fair Mall	184,080		1,112,820					No	JCPenney	153,769	11/30/17
5	JPMCB	Riverway	869,100							No	U.S. Foods	320,341	09/30/23
6	JPMCB	55 Hawthorne								Yes	Yelp	136,432	07/31/25
7	JPMCB	Bardmoor Palms			1,500,000					No	Allstate	127,669	09/30/26
8	JPMCB	Landmark Square	500,000							No	Cummings & Lockwood	55,643	04/30/26
9	JPMCB	Centre Market Building	388,120		7,750,000					No	US Customs and Border Protection	217,419	05/31/20
10	JPMCB	Courtyard Marriott - King Kamehameha								No
11	JPMCB	Milton Park	127,584							No	Landis+Gyr	101,011	02/28/22
12	JPMCB	Reston EastPointe	39,046							No	Vencore, Inc	107,075	11/30/20
13	JPMCB	Orchard Hill Park	43,272		572,400					No	Kohl’s	88,925	01/31/26
14	JPMCB	11200 Rockville Pike			1,157,640					No	RR Donnelley Financial, Inc.	28,116	02/28/21
15	JPMCB	Marriott Galleria								No
16	JPMCB	Royal Oaks Plaza	300,000		497,130					No	Winn-Dixie	35,922	10/28/17
17	JPMCB	Las Palmas			330,000					No	HEB	91,553	09/30/27
18	SMF VI	Liberty Center			1,450,000					No	Micro Focus	25,232	10/31/21
19	SMF VI	Ocotillo Plaza			342,903					No	Marketon	43,130	12/31/21
20	JPMCB	Gwinnett Commerce Center			1,800,000					No	GSA Department of Veterans Affairs	21,411	09/30/25
21	SMF VI	Hilton Durham								No
22	JPMCB	Woodglen Village								No
23	JPMCB	Partridge Inn Augusta								No
24	JPMCB	4400 Dixie Highway			1,100,000					No	Gardens Alive	407,600	06/30/23
25	JPMCB	TownePlace Suites Dallas Las Colinas								No
26	SMF VI	100 North Citrus			237,000					No	Wells Fargo Bank N.A.	8,767	11/30/25
27	SMF VI	Pangea 15	153,000							No
27.01	SMF VI	701 South Karlov Avenue								No
27.02	SMF VI	1236 South Lawndale Avenue								No
27.03	SMF VI	6125-6129 South Wabash Avenue								No
27.04	SMF VI	11932 South Stewart Avenue								No
27.05	SMF VI	7954 South Justine Street								No
27.06	SMF VI	10 West 137th Street								No
27.07	SMF VI	6715 South Dorchester Avenue								No
27.08	SMF VI	10201 South Saint Lawrence Avenue								No
27.09	SMF VI	5800-04 South Artesian Avenue								No
27.10	SMF VI	8201 South Drexel Avenue								No
27.11	SMF VI	7229 South Yates Boulevard								No
27.12	SMF VI	7653 South Loomis Boulevard								No
27.13	SMF VI	7700 South Carpenter Street								No
27.14	SMF VI	2062 135th Place								No
27.15	SMF VI	2066 135th Place								No
27.16	SMF VI	9600 South Avenue L								No
28	SMF VI	The Shoppes at Letson Farms			650,000					No	Piggly Wiggly	43,442	11/30/26
29	SMF VI	Montgomery Triangle Gateway			500,000					No	Stone Creek Dining Company	7,000	10/31/17
30	SMF VI	Neilson Square	125,000		200,000					No	Staples	19,192	04/30/22
31	SMF VI	Studio City Apartments								No
32	SMF VI	St. Albans & Camino Commons			150,000					No
32.01	SMF VI	Camino Commons								No	McDade School	5,889	07/31/20
32.02	SMF VI	St. Albans Circle								No	ReMax	5,456	05/31/21
33	SMF VI	Lake Geneva Commons								No	Aldi	18,866	03/16/32
34	SMF VI	Hampton Inn & Suites Huntsville								No
35	SMF VI	Holiday Inn Express Orangeburg	936,000							No
36	SMF VI	3200 North Hayden			194,904					No	Strickbine Publishing, Inc.	8,447	11/30/19
37	SMF VI	Bellfort Village Apartments								No
38	SMF VI	Courtyard Business Center								No	Oxford Academy at Sunrise	5,744	11/30/26
39	SMF VI	Northgate Business Park III	69,984		233,241					No	Signazon Corporation	20,900	01/31/18
40	SMF VI	Aldine Plaza	12,996		125,000					No	Dollar Tree	10,133	02/29/24
41	SMF VI	Walgreens Cooper City								Yes	Walgreens	15,120	07/31/68
42	SMF VI	North Star Terrace MHP								No
43	SMF VI	Rite Aid Sugar Hill								Yes	Rite Aid	13,824	01/14/24

A-1-8

ANNEX A-1

			2nd LARGEST TENANT (3), (18), (19), (20)			3rd LARGEST TENANT (3), (18), (19), (20)			4th LARGEST TENANT (3), (18), (19), (20)			5th LARGEST TENANT (3), (18), (19), (20)

					Lease			Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration	5th Largest Tenant	Unit Size	Expiration
1	JPMCB	Hilton Hawaiian Village
2	JPMCB	Moffett Gateway
3	JPMCB	Dallas Design District	Walter Lee Culp Associates, Inc.	30,650	10/31/28	David Sutherland, Inc.	29,937	05/31/23	Interior Design Collections, Ltd.	24,651	06/30/26	E.C. Dicken, Inc.	23,083	05/31/20
4	JPMCB	Fresno Fashion Fair Mall	Victoria’s Secret	14,530	01/31/27	Love Culture	14,135	10/31/20	Bank of the West	14,114	12/31/18	Anthropologie	10,928	10/31/17
5	JPMCB	Riverway	Central States Pension Fund	190,077	12/31/19	Culligan International Company	53,133	12/31/21	The NPD Group Inc.	38,917	03/31/20	Appleton GRP LLC	38,003	07/31/21
6	JPMCB	55 Hawthorne
7	JPMCB	Bardmoor Palms	HIT Promotional Products	76,648	11/30/22	National Forensic Science Technology Center	71,614	04/30/24	ThinkDirect Marketing	61,063	10/31/20	Renew Life Formulas, Inc.	54,100	02/29/20
8	JPMCB	Landmark Square	B and E Theaters LLC	50,247	05/31/21	Finn Dixon & Herling	26,385	12/31/32	Morgan Stanley Smith Barney	23,062	11/30/20	Blaire Corp.	21,840	06/30/25
9	JPMCB	Centre Market Building	Drug Enforcement Administration	89,469	06/30/23	US Social Security Administration	25,412	09/30/20	Cambridge Security	9,575	08/31/22
10	JPMCB	Courtyard Marriott - King Kamehameha
11	JPMCB	Milton Park	Pegasystems, Inc.	26,762	06/30/21	Northpoint Executive Suites	22,007	10/31/21	GE Capital	21,563	05/31/19	Graebel Relocation Services	18,187	07/31/19
12	JPMCB	Reston EastPointe	Blue Canopy, LLC	40,026	02/28/19	Vistronix, LLC	10,374	11/30/24	Acclaim Technical Services	7,241	06/30/25	Uptown Reston East, Inc	2,485	12/31/20
13	JPMCB	Orchard Hill Park	Dick’s Sporting Goods	52,900	01/31/21	Bed Bath & Beyond	26,718	01/31/21	Chili’s	5,756	10/31/20	Sleepy’s	3,360	11/30/22
14	JPMCB	11200 Rockville Pike	Snyder Cohn PC	19,709	11/30/22	ASBMB	18,747	04/30/21	Capreit	14,934	12/31/21	Berlin, Ramos & Company, P.A.	11,929	11/30/19
15	JPMCB	Marriott Galleria
16	JPMCB	Royal Oaks Plaza	Children’s Paradise Learning	8,600	11/30/21	The Billiard Club Inc.	7,504	12/31/19	Outback Steak House	6,487	11/30/18	Cancun Grill, Inc.	5,268	05/31/23
17	JPMCB	Las Palmas	CPS Energy	17,421	01/31/21	Fresenius	12,025	06/30/18	Texas EZ Pawn	11,900	06/30/22	Luby’s	11,100	07/31/20
18	SMF VI	Liberty Center	Regus National Business Centers	24,105	12/31/20	Rexair LLC	20,199	12/31/20	Farmers Insurance Exchange	14,645	09/30/20	Cornerstone Municipal	7,178	02/28/23
19	SMF VI	Ocotillo Plaza	99 Cents Only	19,050	01/31/23	Auto Zone	6,000	04/30/20	Hollywood Furniture	4,913	07/09/17	Spin Cycle	4,383	01/31/20
20	JPMCB	Gwinnett Commerce Center	College Entrance Examination Board	20,259	10/31/18	Pension Financial Services, Inc.	13,432	09/30/18	Penske Truck Leasing Co., LLC	9,321	09/30/20	GSA Federal Energy Regulatory Commission	8,574	09/30/18
21	SMF VI	Hilton Durham
22	JPMCB	Woodglen Village
23	JPMCB	Partridge Inn Augusta
24	JPMCB	4400 Dixie Highway	Commonwealth, Inc.	128,000	02/28/18	Bentley World-Packaging, Ltd.	102,400	12/31/20	Metalworking Group Holdings Inc.	90,240	06/30/21	Wulco, Inc.	83,200	06/30/18
25	JPMCB	TownePlace Suites Dallas Las Colinas
26	SMF VI	100 North Citrus	Jason Bao & Xue Feng Gao	6,253	09/30/20	JMH Covina Holdings, Inc.	6,060	11/30/20	Lam Robinson & Company	5,674	08/31/17	Hospice MD, Inc.	4,188	04/30/18
27	SMF VI	Pangea 15
27.01	SMF VI	701 South Karlov Avenue
27.02	SMF VI	1236 South Lawndale Avenue
27.03	SMF VI	6125-6129 South Wabash Avenue
27.04	SMF VI	11932 South Stewart Avenue
27.05	SMF VI	7954 South Justine Street
27.06	SMF VI	10 West 137th Street
27.07	SMF VI	6715 South Dorchester Avenue
27.08	SMF VI	10201 South Saint Lawrence Avenue
27.09	SMF VI	5800-04 South Artesian Avenue
27.10	SMF VI	8201 South Drexel Avenue
27.11	SMF VI	7229 South Yates Boulevard
27.12	SMF VI	7653 South Loomis Boulevard
27.13	SMF VI	7700 South Carpenter Street
27.14	SMF VI	2062 135th Place
27.15	SMF VI	2066 135th Place
27.16	SMF VI	9600 South Avenue L
28	SMF VI	The Shoppes at Letson Farms	San Antonio Grill	4,600	04/30/18	Brookwood Hospital Outpatient	3,450	03/31/22	Realty South	3,250	06/30/17	Jakes Soul Food	3,200	02/28/24
29	SMF VI	Montgomery Triangle Gateway	Woodhouse Day Spa	6,093	07/31/27	Centric Consulting	5,290	05/31/18	Green Diamond	4,821	12/31/19	Data Image (Rev Spring)	3,175	05/31/17
30	SMF VI	Neilson Square	Old Navy	12,381	07/31/20	Anytime Fitness	7,619	01/31/19	Petsense	5,040	08/31/20	CATO	4,160	01/31/21
31	SMF VI	Studio City Apartments
32	SMF VI	St. Albans & Camino Commons
32.01	SMF VI	Camino Commons	Edgemont Beverage	3,866	11/30/26	Post Office	3,789	11/30/21	Edgemont Auto	3,376	11/30/21	Ted’s Pool	3,123	02/28/19
32.02	SMF VI	St. Albans Circle	Professional Realty Advisors	3,594	01/31/27	Veterinary Hospital	3,063	09/30/26	Mi Sun Kim	2,683	06/30/26	Fit Tribe	1,837	05/31/20
33	SMF VI	Lake Geneva Commons	HomeGoods	18,224	09/30/25	Petco	14,279	01/31/23
34	SMF VI	Hampton Inn & Suites Huntsville
35	SMF VI	Holiday Inn Express Orangeburg
36	SMF VI	3200 North Hayden	Bennett & Porter Insurance Services LLC	6,783	12/31/21	Scottsdale Treatment	5,012	07/31/18	Thunderbird Collection Specialists	4,761	04/30/18	EZ-Links Golf LLC	4,243	05/31/22
37	SMF VI	Bellfort Village Apartments
38	SMF VI	Courtyard Business Center	All Step Sales & Marketing Inc	2,871	05/31/21	800.com Inc	2,643	04/30/18	United Fire	2,600	01/31/18	Associated Credit Reporting, Inc.	2,400	01/31/18
39	SMF VI	Northgate Business Park III	Hives and Honey	10,222	05/31/20	Atkinson-Crawford Sales	9,575	06/30/19	Quality High Tech Services, Inc.	8,554	08/31/17	Selim’s Doener Kebap House	7,060	06/30/18
40	SMF VI	Aldine Plaza	Jefferson Dental	4,165	12/31/24	Tierra Caliente	4,000	03/31/21	Tacos La Bala	2,600	03/31/19	Sunrise Check Cash	1,650	06/30/23
41	SMF VI	Walgreens Cooper City
42	SMF VI	North Star Terrace MHP
43	SMF VI	Rite Aid Sugar Hill

A-1-9

ANNEX A-1

			Loan		Lockbox	Lockbox
Loan #	Seller(1)	Property Name	Purpose	Principal / Carve-out Guarantor(21)	(Y/N)	Type(23)
1	JPMCB	Hilton Hawaiian Village	Refinance	Park Intermediate Holdings LLC	Yes	CMA
2	JPMCB	Moffett Gateway	Refinance	Joseph K. Paul, Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, Paul Guarantor LLC	Yes	Hard
3	JPMCB	Dallas Design District	Refinance	Donald Engle, William L. Hutchinson	Yes	Hard
4	JPMCB	Fresno Fashion Fair Mall	Recapitalization	The Macerich Partnership, L.P.	Yes	CMA
5	JPMCB	Riverway	Acquisition	Adventus Holdings LP	Yes	CMA
6	JPMCB	55 Hawthorne	Acquisition	CIM Urban Income Investments, L.P.	Yes	CMA
7	JPMCB	Bardmoor Palms	Refinance	Gary W. Harrod	Yes	CMA
8	JPMCB	Landmark Square	Refinance	SL Green Operating Partnership, L.P.	Yes	CMA
9	JPMCB	Centre Market Building	Refinance	Gerald S. Kaufman, B. Jeremy Kaufman	Yes	CMA
10	JPMCB	Courtyard Marriott - King Kamehameha	Refinance	Invest West Financial Corporation	Yes	CMA
11	JPMCB	Milton Park	Acquisition	Adventus Holdings LP	Yes	CMA
12	JPMCB	Reston EastPointe	Acquisition	LPC Commercial Services, Inc.	Yes	Hard
13	JPMCB	Orchard Hill Park	Refinance	Gregg P. Lisciotti	Yes	Hard
14	JPMCB	11200 Rockville Pike	Acquisition	William F. Peel, Barbara K. Peel	Yes	CMA
15	JPMCB	Marriott Galleria	Refinance	WHI Real Estate Partners II, L.P., WHI Real Estate Partners II-PF, L.P., WHI Real Estate Partners II-TE, L.P., WHI Real Estate Partners III, L.P., WHI Real Estate Partners III-PF, L.P., WHI Real Estate Partners III-TE, L.P.	Yes	Springing
16	JPMCB	Royal Oaks Plaza	Refinance	Alicia E. Nevarez, Ricardo A. Nevarez	Yes	Springing
17	JPMCB	Las Palmas	Refinance	Robert B. Neely	Yes	Springing
18	SMF VI	Liberty Center	Refinance	Thomas A. Duke, Jr.	Yes	Springing
19	SMF VI	Ocotillo Plaza	Refinance	Michael Pashaie	Yes	Springing
20	JPMCB	Gwinnett Commerce Center	Acquisition	Joseph Popack, Moshe Popack	Yes	Springing
21	SMF VI	Hilton Durham	Acquisition	Driftwood Acquisition & Development L.P., Carlos J. Rodriguez, David Buddemeyer	Yes	CMA
22	JPMCB	Woodglen Village	Refinance	Swapnil Agarwal	Yes	Springing
23	JPMCB	Partridge Inn Augusta	Refinance	Richard M. Patton	Yes	CMA
24	JPMCB	4400 Dixie Highway	Refinance	Peter Murphy, Jonathan Stott, Peter O’Connor, Kevin Smith	Yes	CMA
25	JPMCB	TownePlace Suites Dallas Las Colinas	Acquisition	Anthony Jon Sherman	Yes	CMA
26	SMF VI	100 North Citrus	Refinance	John Davenport, Thomas A. Herta, Jeffrey K. Nickell, Mark Valentine	Yes	Springing
27	SMF VI	Pangea 15	Recapitalization	Pangea Properties	No	None
27.01	SMF VI	701 South Karlov Avenue
27.02	SMF VI	1236 South Lawndale Avenue
27.03	SMF VI	6125-6129 South Wabash Avenue
27.04	SMF VI	11932 South Stewart Avenue
27.05	SMF VI	7954 South Justine Street
27.06	SMF VI	10 West 137th Street
27.07	SMF VI	6715 South Dorchester Avenue
27.08	SMF VI	10201 South Saint Lawrence Avenue
27.09	SMF VI	5800-04 South Artesian Avenue
27.10	SMF VI	8201 South Drexel Avenue
27.11	SMF VI	7229 South Yates Boulevard
27.12	SMF VI	7653 South Loomis Boulevard
27.13	SMF VI	7700 South Carpenter Street
27.14	SMF VI	2062 135th Place
27.15	SMF VI	2066 135th Place
27.16	SMF VI	9600 South Avenue L
28	SMF VI	The Shoppes at Letson Farms	Acquisition	Daniel W. Samford, Thomas B. Miles, David F. Arnholt	Yes	Springing
29	SMF VI	Montgomery Triangle Gateway	Refinance	William Heckman, Lisa Gabrielle	Yes	Springing
30	SMF VI	Neilson Square	Acquisition	Alan Scott Mann, Nelson S. Billups	Yes	Springing
31	SMF VI	Studio City Apartments	Acquisition	Ross Benedict Licata	No	None
32	SMF VI	St. Albans & Camino Commons	Refinance	Timothy Patrick Dever, Vincent Placid Anastasi, Jr.	Yes	Springing
32.01	SMF VI	Camino Commons
32.02	SMF VI	St. Albans Circle
33	SMF VI	Lake Geneva Commons	Refinance	Jacob Polatsek	Yes	Springing
34	SMF VI	Hampton Inn & Suites Huntsville	Refinance	Amirali Zindani	Yes	Springing
35	SMF VI	Holiday Inn Express Orangeburg	Refinance	Sudhir D. Patel, Hemalata S. Patel	Yes	Springing
36	SMF VI	3200 North Hayden	Acquisition	Harjinder Singh, Harbans Singh	Yes	Springing
37	SMF VI	Bellfort Village Apartments	Refinance	Shafqat Ali	Yes	Springing
38	SMF VI	Courtyard Business Center	Refinance	Joseph Vitolo	Yes	Springing
39	SMF VI	Northgate Business Park III	Acquisition	Jeffrey Katke, Daniel Culler, Richard Kent	Yes	Springing
40	SMF VI	Aldine Plaza	Refinance	Danny A. Kuperman, Mervyn Blieden	Yes	Springing
41	SMF VI	Walgreens Cooper City	Acquisition	Bela Bako, Annika Bako	Yes	CMA
42	SMF VI	North Star Terrace MHP	Acquisition	Jefferson Damon Lilly, Bradley Johnson	Yes	Springing
43	SMF VI	Rite Aid Sugar Hill	Acquisition	Frederick Stein	Yes	Springing

A-1-10

ANNEX A-1

			Pari Passu Debt					Additional Debt(24)					Total Debt
				Pari Passu	Pari Passu	Pari Passu	Total Cut-off				Additional			Total Debt		Total Debt
			Pari Passu	Note Control	Piece In Trust	Piece Non Trust	Date Pari	Addit Debt	Addit Debt	Additional	Debt Cut off	Additional Debt	Total Debt	UW NCF	Total Debt	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	(Y/N)	Cut-Off Balance	Cut-Off Balance	Passu Debt	Permitted (Y/N)	Exist (Y/N) (24)	Debt Type(s)	Date Balance	Interest Rate	Cut-off Balance	DSCR	Current LTV %	Debt Yield %
1	JPMCB	Hilton Hawaiian Village	Yes	No	80,000,000	616,600,000	696,600,000	No	Yes	Subordinate Debt	578,400,000	4.19950	1,275,000,000	2.44	57.2%	10.4%
2	JPMCB	Moffett Gateway	Yes	No	80,000,000	163,000,000	243,000,000	No	Yes	B-Note (102,000,000)/Mezzanine Loan (50,000,000)	152,000,000	5.44408	395,000,000	1.22	75.2%	7.3%
3	JPMCB	Dallas Design District	Yes	Yes	75,000,000	45,000,000	120,000,000	No	No	NAP	NAP	NAP	120,000,000	1.28	62.1%	9.4%
4	JPMCB	Fresno Fashion Fair Mall	Yes	No	69,000,000	256,000,000	325,000,000	No	No	NAP	NAP	NAP	325,000,000	2.19	57.5%	8.3%
5	JPMCB	Riverway	Yes	No	64,763,123	62,770,411	127,533,534	No	No	NAP	NAP	NAP	127,533,534	1.42	72.4%	10.3%
6	JPMCB	55 Hawthorne	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
7	JPMCB	Bardmoor Palms	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	JPMCB	Landmark Square	Yes	Yes	51,000,000	49,000,000	100,000,000	Yes	No	Permitted Mezzanine	NAP	NAP	100,000,000	2.19	56.9%	12.0%
9	JPMCB	Centre Market Building	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	JPMCB	Courtyard Marriott - King Kamehameha	No	NAP	NAP	NAP	NAP	Yes	Yes	B-Note/Permitted Mezzanine	14,979,397	8.00000	54,924,454	1.94	41.3%	13.5%
11	JPMCB	Milton Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	JPMCB	Reston EastPointe	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
13	JPMCB	Orchard Hill Park	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	JPMCB	11200 Rockville Pike	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	JPMCB	Marriott Galleria	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	JPMCB	Royal Oaks Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	JPMCB	Las Palmas	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	SMF VI	Liberty Center	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
19	SMF VI	Ocotillo Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	JPMCB	Gwinnett Commerce Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	SMF VI	Hilton Durham	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
22	JPMCB	Woodglen Village	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	JPMCB	Partridge Inn Augusta	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	JPMCB	4400 Dixie Highway	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	JPMCB	TownePlace Suites Dallas Las Colinas	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	SMF VI	100 North Citrus	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	SMF VI	Pangea 15	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
27.01	SMF VI	701 South Karlov Avenue												NAP	NAP	NAP
27.02	SMF VI	1236 South Lawndale Avenue												NAP	NAP	NAP
27.03	SMF VI	6125-6129 South Wabash Avenue												NAP	NAP	NAP
27.04	SMF VI	11932 South Stewart Avenue												NAP	NAP	NAP
27.05	SMF VI	7954 South Justine Street												NAP	NAP	NAP
27.06	SMF VI	10 West 137th Street												NAP	NAP	NAP
27.07	SMF VI	6715 South Dorchester Avenue												NAP	NAP	NAP
27.08	SMF VI	10201 South Saint Lawrence Avenue												NAP	NAP	NAP
27.09	SMF VI	5800-04 South Artesian Avenue												NAP	NAP	NAP
27.10	SMF VI	8201 South Drexel Avenue												NAP	NAP	NAP
27.11	SMF VI	7229 South Yates Boulevard												NAP	NAP	NAP
27.12	SMF VI	7653 South Loomis Boulevard												NAP	NAP	NAP
27.13	SMF VI	7700 South Carpenter Street												NAP	NAP	NAP
27.14	SMF VI	2062 135th Place												NAP	NAP	NAP
27.15	SMF VI	2066 135th Place												NAP	NAP	NAP
27.16	SMF VI	9600 South Avenue L												NAP	NAP	NAP
28	SMF VI	The Shoppes at Letson Farms	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	SMF VI	Montgomery Triangle Gateway	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	SMF VI	Neilson Square	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	SMF VI	Studio City Apartments	No	NAP	NAP	NAP	NAP	Yes	No	Permitted Mezzanine	NAP	NAP	NAP	NAP	NAP	NAP
32	SMF VI	St. Albans & Camino Commons	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.01	SMF VI	Camino Commons												NAP	NAP	NAP
32.02	SMF VI	St. Albans Circle												NAP	NAP	NAP
33	SMF VI	Lake Geneva Commons	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	SMF VI	Hampton Inn & Suites Huntsville	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	SMF VI	Holiday Inn Express Orangeburg	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	SMF VI	3200 North Hayden	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37	SMF VI	Bellfort Village Apartments	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38	SMF VI	Courtyard Business Center	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39	SMF VI	Northgate Business Park III	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40	SMF VI	Aldine Plaza	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41	SMF VI	Walgreens Cooper City	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42	SMF VI	North Star Terrace MHP	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP
43	SMF VI	Rite Aid Sugar Hill	No	NAP	NAP	NAP	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-11

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2013	2013	2013	2014	2014	2014	2015	2015	2015	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	Hilton Hawaiian Village	89.9%	247.48	222.57	90.7%	259.85	235.77	94.4%	240.62	227.20	94.6%	250.09	236.65	94.6%	250.09	236.65	1
2	JPMCB	Moffett Gateway																2
3	JPMCB	Dallas Design District																3
4	JPMCB	Fresno Fashion Fair Mall																4
5	JPMCB	Riverway																5
6	JPMCB	55 Hawthorne																6
7	JPMCB	Bardmoor Palms																7
8	JPMCB	Landmark Square																8
9	JPMCB	Centre Market Building																9
10	JPMCB	Courtyard Marriott - King Kamehameha	81.2%	131.64	106.95	84.3%	138.94	117.06	83.8%	146.13	122.41	85.1%	152.16	129.41	85.1%	152.16	129.42	10
11	JPMCB	Milton Park																11
12	JPMCB	Reston EastPointe																12
13	JPMCB	Orchard Hill Park																13
14	JPMCB	11200 Rockville Pike																14
15	JPMCB	Marriott Galleria	66.7%	163.15	108.82	68.6%	160.17	109.90	74.7%	149.78	111.85	68.3%	149.77	102.22	68.3%	149.77	102.22	15
16	JPMCB	Royal Oaks Plaza																16
17	JPMCB	Las Palmas																17
18	SMF VI	Liberty Center																18
19	SMF VI	Ocotillo Plaza																19
20	JPMCB	Gwinnett Commerce Center																20
21	SMF VI	Hilton Durham	64.4%	118.08	76.03	68.6%	117.43	80.52	72.5%	119.23	86.49	69.2%	120.62	83.52	69.2%	120.62	83.52	21
22	JPMCB	Woodglen Village																22
23	JPMCB	Partridge Inn Augusta	33.9%	144.19	48.82	38.0%	143.96	54.71	38.2%	147.94	56.51	60.9%	145.89	88.85	60.9%	145.89	88.85	23
24	JPMCB	4400 Dixie Highway																24
25	JPMCB	TownePlace Suites Dallas Las Colinas	70.8%	81.55	57.71	65.0%	90.26	58.66	74.6%	98.09	73.22	76.7%	100.36	77.01	76.7%	100.36	77.01	25
26	SMF VI	100 North Citrus																26
27	SMF VI	Pangea 15																27
27.01	SMF VI	701 South Karlov Avenue																27.01
27.02	SMF VI	1236 South Lawndale Avenue																27.02
27.03	SMF VI	6125-6129 South Wabash Avenue																27.03
27.04	SMF VI	11932 South Stewart Avenue																27.04
27.05	SMF VI	7954 South Justine Street																27.05
27.06	SMF VI	10 West 137th Street																27.06
27.07	SMF VI	6715 South Dorchester Avenue																27.07
27.08	SMF VI	10201 South Saint Lawrence Avenue																27.08
27.09	SMF VI	5800-04 South Artesian Avenue																27.09
27.10	SMF VI	8201 South Drexel Avenue																27.10
27.11	SMF VI	7229 South Yates Boulevard																27.11
27.12	SMF VI	7653 South Loomis Boulevard																27.12
27.13	SMF VI	7700 South Carpenter Street																27.13
27.14	SMF VI	2062 135th Place																27.14
27.15	SMF VI	2066 135th Place																27.15
27.16	SMF VI	9600 South Avenue L																27.16
28	SMF VI	The Shoppes at Letson Farms																28
29	SMF VI	Montgomery Triangle Gateway																29
30	SMF VI	Neilson Square																30
31	SMF VI	Studio City Apartments																31
32	SMF VI	St. Albans & Camino Commons																32
32.01	SMF VI	Camino Commons																32.01
32.02	SMF VI	St. Albans Circle																32.02
33	SMF VI	Lake Geneva Commons																33
34	SMF VI	Hampton Inn & Suites Huntsville										64.7%	118.67	76.78	64.7%	118.67	76.78	34
35	SMF VI	Holiday Inn Express Orangeburg	77.6%	95.56	74.15	87.8%	98.97	86.89	79.5%	107.04	85.10	79.2%	111.09	87.98	79.2%	111.09	87.98	35
36	SMF VI	3200 North Hayden																36
37	SMF VI	Bellfort Village Apartments																37
38	SMF VI	Courtyard Business Center																38
39	SMF VI	Northgate Business Park III																39
40	SMF VI	Aldine Plaza																40
41	SMF VI	Walgreens Cooper City																41
42	SMF VI	North Star Terrace MHP																42
43	SMF VI	Rite Aid Sugar Hill																43

A-1-12

JPMCC Commercial Mortgage Securities 2017-JP5
Footnotes to Annex A-1

(1)	“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; and “SMF VI” denotes Starwood Mortgage Funding VI LLC, as Mortgage Loan Seller.

With respect to Loan No. 1, Hilton Hawaiian Village, the Hilton Hawaiian Village Whole Loan (as defined below) was co-originated by JPMCB, Deutsche Bank AG, New York Branch, Goldman Sachs Mortgage Company, Barclays Bank PLC and Morgan Stanley Bank, N.A.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Fresno Fashion Fair Mall Whole Loan (as defined below) was co-originated by JPMCB and Société Générale.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 1, Hilton Hawaiian Village, the mortgaged property includes 14 hotel units and 26 commercial units of a condominium. The remaining units in the condominium consist of six time share units, which are owned by third parties and not part of collateral for the mortgage loan. The borrower controls the related board of directors for the association and is responsible for maintaining the common areas of the condominium.

With respect to Loan No. 4, Fresno Fashion Fair Mall, BJ’s Restaurant, Chick-fil-A and Fleming’s ground lease their premises from the borrower. Chick-fil-A ground leases its premises through February 2035 and pays annual ground rent of $120,000. BJ’s Restaurant ground leases its premises through May 2024 and pays annual ground rent of $121,000. Fleming’s ground leases its premises through May 2021 and pays annual ground rent of $102,850.

With respect to Loan No. 5, Riverway, the mortgaged property consists of three, 11-story multi-tenant office buildings totaling 858,711 square feet and one daycare facility totaling 10,409 square feet. The daycare facility is 100% leased to Bright Horizons under a lease that expires in March 2027. Bright Horizons also has the right to terminate the lease annually on each anniversary of the lease commencement date.

With respect to Loan No. 13, Orchard Hill Park, Chili’s ground leases its premises from the borrowers. Chili’s ground leases its premises through October 2020 and pays annual ground rent of $137,500.

(3)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 1, Hilton Hawaiian Village, approximately 18.4% of UW Revenues ($) is attributable to the food and beverage outlets at the mortgaged property and approximately 5.1% of UW Revenues ($) is attributable to the retail component of the mortgaged property.

With respect to Loan No. 2, Moffett Gateway, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include the sole tenant, Google, which has executed its leases but has not yet taken occupancy or commenced paying rent under either lease. Google leases the mortgaged property under two separate leases, one for 1225 Crossman Avenue (“Building One”) and the second for 1265 Crossman Avenue (“Building Two”). According to the loan sponsor, Google is expected to take occupancy of both spaces by September 2017 and, subsequent to any applicable free rent periods, will commence paying rent under each lease as follows: Building One in July 2018 and Building Two in July 2017. In addition, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the sole tenant, Google, over the term of the related leases inclusive of the free rent reserve.

With respect to Loan No. 3, Dallas Design District, Occupancy %, UW Revenues ($), UW NOI ($) and UW NCF ($) include three tenants, Janus et Cie, Interior Specifics LLC and Codarus, which have executed leases but have not yet taken occupancy or commenced paying rent.

With respect to Loan No. 4, Fresno Fashion Fair Mall, Occupancy % includes only permanent leases. Occupancy % including specialty tenants with leases over six months for December 31, 2013, December 31, 2014, December 31, 2015 and January 31, 2017 is 96.8%, 98.4%, 98.1% and 92.2%, respectively.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the borrower is permitted to engage in several redevelopment activities at the mortgaged property under the loan documents. If there is any decrease in underwritten net operating income (as defined in the loan documents) as a result of the redevelopment activities (including as the result of any modification or termination of the Macy’s Men’s & Children’s or JCPenney leases), then the borrower is required to enter into a master lease with the guarantor for all such applicable space and all then vacant space at the mortgaged property. The loan documents provide that rent will be reduced if and to the extent underwritten net operating income with respect to the mortgaged property increases, as determined on a quarterly basis. With respect to any termination of the Macy’s Men’s & Children’s lease or JCPenney lease, the master lease will terminate if: (x) the underwritten net operating income with respect to the mortgaged property is restored to the greater of (i) pre-development levels and (ii) $27,000,000 and (y) the areas impacted by such redevelopment activities are 90% or more occupied with tenants in possession and paying rent. With respect to any modification of the Macy’s Men’s & Children’s lease

A-1-13

and/or the JCPenney lease resulting in a decrease in underwritten net operating income, the master lease will terminate when the underwritten net operating income is restored to the greater of (i) pre-modification levels or (ii) $27,000,000.

With respect to Loan No. 6, 55 Hawthorne, approximately 11.1% of UW Revenues ($) is attributable to a 272-stall five-level parking garage located at the mortgaged property.

With respect to Loan No. 7, Bardmoor Palms, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent steps through the termination options of the Largest Tenant, Allstate.

With respect to Loan No. 9, Centre Market Building, UW Revenues ($), UW NOI ($) and UW NCF ($) are calculated using the average rent of the Largest Tenant, the US Customs and Border Protection, over the term of the related lease.

With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, approximately 21.6%, 4.2% and 2.7% of UW Revenues ($) are attributable to the food and beverage outlets, the self and valet parking and the retail component of the mortgaged property, respectively.

With respect to Loan No. 14, 11200 Rockville Pike, approximately 8.3% of UW Revenues ($) is attributable to a three-level subterranean parking garage with 425 parking spaces located at the mortgaged property.

With respect to Loan No. 15, Marriott Galleria, approximately 25.5% of UW Revenues ($) is attributable to the food and beverage outlet at the mortgaged property.

With respect to Loan No. 23, Partridge Inn Augusta, approximately 26.9% of UW Revenues ($) is attributable to the food and beverage outlets at the mortgaged property.

With respect to Loan No. 28, The Shoppes at Letson Farms, the 5th Largest Tenant, Jakes Soul Food, has executed a lease, has taken possession of the leased premises and is expected to open for business in April 2017. Jakes Soul Food is expected to commence paying rent on the earlier of (i) the opening date for business or (ii) 120 days after the landlord has tendered possession of the leased premises to the tenant.

With respect to Loan No. 33, Lake Geneva Commons, the Largest Tenant, Aldi, has executed a lease and is currently building out the related space. Build-out is expected to be completed by March 2017. Aldi will commence paying rent on the earlier of (i) the opening date for business or (ii) March 13, 2017.

(4)	With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV % and the Maturity LTV % are based on the “as-is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “as-stabilized” values based on certain criteria being met.

With respect to Loan No. 2, Moffett Gateway, the Appraised Value ($) represents the “Hypothetical Value As-Stabilized” value of $525,000,000, which assumes that all tenant improvement construction is complete and all contractual free rent obligations have burned off as of the stabilized value date of July 20, 2016. At origination, the borrower was required to reserve $43,642,904 into the Upfront Other Reserve ($) for outstanding tenant improvements, $5,743,978 for outstanding leasing commissions and $37,575,033 for outstanding free rent. The “as-is” value as of July 20, 2016 was $430,000,000, which results in a Current LTV % and Maturity LTV % of 56.5% and 48.0%, respectively.

With respect to Loan No. 12, Reston EastPointe, the Appraised Value ($) represents the “Hypothetical As-Is” value of $61,200,000, which assumes that the costs for re-leasing certain vacant space at the mortgaged property has been paid or reserved. At origination, the borrower was required to reserve $1,150,000 for future tenant improvements and leasing commissions and $2,000,000 for tenant improvements and leasing commissions related to the vacant space at the mortgaged property. The “as-is” value as of October 5, 2016 is $58,000,000, which results in a Current LTV % and Maturity LTV % of 65.5%.

With respect to Loan No. 21, Hilton Durham, the Appraised Value ($) represents the “Hypothetical Market Value As-Is” value of $25,300,000, which assumes that the property improvement plan (“PIP”) required by the related franchise agreement in connection with the borrower’s acquisition of the mortgaged property was completed as of December 1, 2016. At origination, the borrower was required to reserve $3,202,753 for the related PIP. The “as-is” value as of December 1, 2016 is $23,000,000, which results in a Current LTV % and Maturity LTV % of 71.6% and 59.0%, respectively.

(5)	For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Current Balance ($) and Maturity Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(6)	With respect to Loan No. 1, Hilton Hawaiian Village, the mortgage loan is part of a whole loan with an original principal balance of $1,275,000,000 (the “Hilton Hawaiian Village Whole Loan”), which is comprised of 16 pari passu components (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D, Note A-1-E, Note A-2-A-1, Note A-2-A-2, Note A-2-A-3, Note A-2-A-4, Note A-2-B-1, Note A-2-B-2, Note A-2-B-3, Note A-2-D-1, Note A-2-D-2, Note A-2-E-1 and Note A-2-E-2) and five subordinate companion loans (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5). Note A-2-A-2 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMCC 2017-JP5 Trust. Notes A-2-A-1, A-2-B-1, A-2-D-1, A-2-D-2, A-2-

A-1-14

E-1, A-2-E-2 and A-2-B-3, with an aggregate outstanding principal balance as of the Cut-off Date of $326,125,000, have been contributed to other securitization trusts. Notes A-1-A, A-1-B, A-1-C, A-1-D and A-1-E, with an aggregate outstanding principal balance as of the Cut-off Date of $171,600,000, and the subordinate companion loans with an aggregate outstanding principal balance as of the Cut-off Date of $578,400,000, were contributed to a private securitization trust. The remaining three pari passu components have an aggregate outstanding principal balance as of the Cut-off Date of $118,875,000 and are expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Hilton Hawaiian Village Whole Loan balance excluding the subordinate companion loans.

With respect to Loan No. 2, Moffett Gateway, the mortgage loan is part of a whole loan with an original principal balance of $345,000,000 (the “Moffett Gateway Whole Loan”) which is comprised of five pari passu components (Note A-1, Note A-2, Note A-3, Note A-4 and Note A-5) and one subordinate companion loan (Note B-1). Note A-1 has an outstanding principal balance as of the Cut-off Date of $80,000,000 and is being contributed to the JPMCC 2017-JP5 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMCC 2016-JP4 trust. Note A-5 has an outstanding principal balance as of the Cut-off Date of $43,000,000 and was contributed to the JPMDB 2016-C4 trust. Note A-3 and Note A-4 have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and are expected to be contributed to one or more future securitization trusts. Note B-1 has an outstanding balance as of the Cut-off Date of $102,000,000 and was sold to a third-party investor. All loan level metrics are based on the Moffett Gateway Whole Loan balance excluding the subordinate companion loan.

With respect to Loan No. 3, Dallas Design District, the mortgage loan is part of a whole loan with an original principal balance of $120,000,000 (the “Dallas Design District Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $75,000,000 and is being contributed to the JPMCC 2017-JP5 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Dallas Design District Whole Loan balance.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the mortgage loan is part of a whole loan with an original principal balance of $325,000,000 (the “Fresno Fashion Fair Mall Whole Loan”) which is comprised of seven pari passu components. Note A-1-C has an outstanding principal balance as of the Cut-off Date of $69,000,000 and is being contributed to the JPMCC 2017-JP5 Trust. Note A-1-B has an outstanding principal balance as of the Cut-off Date of $80,000,000 and was contributed to the JPMCC 2016-JP4 trust. Note A-1-A has an outstanding principal balance as of the Cut-off Date of $60,000,000 and was contributed to the JPMDB 2016-C4 trust. Note A-2-A has an outstanding principal balance as of the Cut-off Date of $40,000,000 and was contributed to the CFCRE 2016-C6 trust. Note A-2-B and Note A-2-D have an aggregate outstanding principal balance as of the Cut-off Date of $41,000,000 and were contributed to the CFCRE 2016-C7 trust. Note A-2-C has an outstanding principal balance as of the Cut-off Date of $35,000,000 and was contributed to the CGCMT 2016-P6 trust. All loan level metrics are based on the Fresno Fashion Fair Mall Whole Loan balance.

With respect to Loan No. 5, Riverway, the mortgage loan is part of a whole loan with an original principal balance of $128,000,000 (the “Riverway Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-2 has an outstanding principal balance as of the Cut-off Date of $62,770,411 and was contributed to the JPMCC 2016-JP4 trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $64,763,123 and is being contributed to the JPMCC 2017-JP5 Trust. All loan level metrics are based on the Riverway Whole Loan balance.

With respect to Loan No. 8, Landmark Square, the mortgage loan is part of a whole loan with an original principal balance of $100,000,000 (the “Landmark Square Whole Loan”) which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 has an outstanding principal balance as of the Cut-off Date of $51,000,000 and is being contributed to the JPMCC 2017-JP5 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $49,000,000 and is expected to be contributed to one or more future securitization trusts. All loan level metrics are based on the Landmark Square Whole Loan balance.

With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, the mortgage loan is part of a whole loan with an original principal balance of $55,000,000 (the “Courtyard Marriott - King Kamehameha Whole Loan”) which is comprised of a senior Note A and one subordinate Note B. Note A has an outstanding principal balance as of the Cut-off Date of $39,945,058 and is being contributed to the JPMCC 2017-JP5 Trust. Note B has an outstanding principal balance as of the Cut-off Date of $14,979,397 and was sold to a third-party investor. All loan level metrics are based on the Courtyard Marriott - King Kamehameha Whole Loan balance excluding Note B.

(7)	Each number identifies a group of related borrowers.

With respect to Loan No. 3, Dallas Design District, two of the borrowers own the majority of the mortgaged property as tenants-in-common. The third borrower, 1500 Dragon Dunhill LLC, owns the fee interest to its parcel located at 1500 Dragon Street, Dallas, Texas.

With respect to Loan No. 30, Neilson Square, the borrowers own the mortgaged property as tenants-in-common.

(8)	For each mortgage loan, the excess of the related Interest Rate % over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator Fee Rate), the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee %”).

A-1-15

(9)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.

With respect to Loan No. 33, Lake Geneva Commons, the mortgage loan has a 10-year term, amortizes over a 30-year schedule, with the final 24-months of the loan term being interest only.

(10)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 2, Moffett Gateway, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments after the expiration of the interest-only period based on the assumed principal payment schedule set forth on Annex F to this Preliminary Prospectus. As such, the Current Balance ($), Maturity Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 3.319403%.

With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments allocable to the mortgage loan following the Cut-off Date and is based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the Courtyard Marriott - King Kamehameha Whole Loan. The assumed principal payment schedule set forth on Annex G to this Preliminary Prospectus. As such, the Current Balance ($), Maturity Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 4.81000%.

(11)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

With respect to Loan No. 1, Hilton Hawaiian Village, the lockout period will be at least 28 payments beginning with and including the first payment on December 1, 2016. Defeasance of the full $1,275,00,000 Hilton Hawaiian Village Whole Loan is permitted after the earlier to occur of (i) May 1, 2019 and (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Hilton Hawaiian Village Defeasance Date”). Following the expiration of the Hilton Hawaiian Village Defeasance Date, the borrower is also permitted to prepay the Hilton Hawaiian Village Whole Loan (in whole but not in part) with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2017-JP5 securitization closing date in March 2017. The actual lockout period may be longer.

With respect to Loan No. 2, Moffett Gateway, the lockout period will be at least 29 payments beginning with and including the first payment on November 1, 2016. Defeasance of the full $345.0 million Moffett Gateway Whole Loan is permitted after the date that is two years from the closing date of the securitization that includes the last note to be securitized (the “Moffett Gateway Defeasance Date”). If the Moffett Gateway Defeasance Date has not occurred by November 1, 2020, the borrower is permitted to prepay the Moffett Gateway Whole Loan (in whole but not in part) with the payment of a yield maintenance premium. The assumed lockout period is based on the expected JPMCC 2017-JP5 securitization closing date in March 2017. The actual lockout period may be longer.

With respect to Loan No. 8, Landmark Square, the lockout period will be at least 26 payments beginning with and including the first payment on February 1, 2017. Defeasance of the full $100.0 million Landmark Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) February 1, 2020. The assumed lockout period is based on the expected JPMCC 2017-JP5 securitization closing date in March 2017. The actual lockout period may be longer.

With respect to Loan No. 32, St. Albans & Camino Commons, the borrowers are permitted to release an individual mortgaged property after the expiration of the applicable lockout period in connection with a partial defeasance (no earlier than two years from the closing date), subject to, among other things, the following conditions: (i) no event of default or loan trigger event has occurred and is continuing, (ii) the borrowers prepay the mortgage loan in an amount equal to the greater of (a) 125% of the initial loan amount allocated to the individual mortgaged property being released and (b) with respect to the remaining individual mortgaged property, the amount that results in (1) the LTV not exceeding the lesser of (x) 67.5% and (y) the LTV immediately prior to the release, (2) the Debt Yield being at least equal to the greater of (x) 9.75% and (y) the Debt Yield immediately prior to the release and (3) the DSCR being at least equal to the greater of (x) 1.30x and (y) the DSCR immediately prior to the release. The allocated Current Balance ($), UW NCF DSCR, UW NOI Debt Yield % and Current LTV % as of the Cut-off Date for the mortgaged properties are: Camino Commons: $3,392,115, 1.35x, 10.0% and 67.8% respectively, and St. Albans Circle: $2,993,042, 1.31x, 10.0% and 64.8%, respectively.

(12)	With respect to some mortgage loans, historical financial information may not be available due to the when the properties were constructed and/or acquired.

With respect to Loan No. 2, Moffett Gateway, the mortgaged property is newly constructed and limited historical financial information is available.

With respect to Loan No. 6, 55 Hawthorne, historical financial information for 2013 and 2014 is not available as the previous owner acquired the mortgaged property in July 2014 and historical cash flows were not provided at the time of acquisition. Additionally, between 2014 and 2015, the mortgaged property underwent an extensive renovation.

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With respect to Loan No. 27, Pangea 15, the mortgaged properties were purchased via several transactions and recently renovated in 2016. As a result, full year 2013, 2014 and 2015 financial information is not available.

With respect to Loan No. 28, The Shoppes at Letson Farms, the mortgaged property was acquired in October 2015. As a result, full year 2015 financial information is not available.

With respect to Loan No. 32, St. Albans & Camino Commons, the individual Camino Commons mortgaged property was acquired in 2013. As a result, full year 2013 financial information is not available.

With respect to Loan No. 33, Lake Geneva Commons, the mortgaged property was acquired in December 2013. As a result, full year 2013 financial information is not available.

With respect to Loan No. 34, Hampton Inn & Suites Huntsville, the mortgaged property was opened in November 2015. As a result, full year 2013, 2014 and 2015 financial information is not available.

With respect to Loan No. 39, Northgate Business Park III, the mortgaged property was acquired in May 2015. As a result, full year 2013, 2014 and 2015 financial information is not available.

With respect to Loan No. 40, Aldine Plaza, the mortgaged property was acquired in July 2013. As a result, full year 2013 financial information is not available.

With respect to Loan No. 41, Walgreens Cooper City, historical financial information is not presented as the leases are on an absolute-net basis.

With respect to Loan No. 43, Rite Aid Sugar Hill, historical financial information is not presented as the leases are on an absolute-net basis.

(13)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

(14)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

With respect to Loan No. 2, Moffett Gateway, UW NOI DSCR and UW NCF DSCR were calculated based on the sum of the first 12 payments after the expiration of the interest-only period assumed principal payment schedule set forth on Annex F to this Preliminary Prospectus.

With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, the Annual Debt Service ($) is calculated based on the sum of the first 12 principal and interest payments allocable to the mortgage loan following the Cut-off Date and is based on a pro rata allocation between the A-Note and Subordinate Companion Loan of principal payable on the Courtyard Marriott - King Kamehameha Whole Loan. The assumed principal payment schedule set forth on Annex G to this Preliminary Prospectus. As such, the Current Balance ($), Maturity Balance ($), Monthly Debt Service ($), UW NOI DSCR and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 4.81000%.

(15)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

With respect to Loan No. 2, Moffett Gateway, the borrower was required at origination to deposit $37,575,033 for a free rent reserve into the Upfront Other Reserve ($).

With respect to Loan No. 5, Riverway, the borrower was required at origination to deposit into the Upfront Other Reserve ($) $271,509 for a free rent reserve, $6,984,788 for an outstanding tenant improvement reserve and $81,825 for a required immediate repairs reserve.

With respect to Loan No. 8, Landmark Square, so long as an affiliate of the borrower maintains a long term, unsecured debt rating of “BBB-” (or its equivalent) from each of Moody’s and Fitch or has total assets in excess of $500.0 million and maintains a net worth of at least $250.0 million (in each case, exclusive of any interest in the mortgaged property), the borrower may deliver a partial payment guaranty from such entity in lieu of the borrower’s requirement to make the following deposits: (i) the deposits into the Upfront TI/LC Reserve ($); (ii) the deposits into the Upfront Other Reserve ($) for free rent and outstanding tenant improvements and leasing commissions; and (iii) the deposits into the Upfront CapEx Reserve ($). The amount of this partial payment guaranty is required to be equal to the lesser of (A) the amount that would be contained in each reserve if not for the delivery of the partial payment guaranty and (B) the then outstanding principal balance of the Whole Loan. The borrower is also permitted to deliver a letter of credit in an amount required by the loan documents, or a combination of a partial payment guaranty and letter of credit, in lieu of such deposits. The Principal / Carve-out Guarantor delivered the partial payment guaranty referenced above at origination of the mortgage loan in lieu of making such deposits.

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With respect to Loan No. 16, Royal Oaks Plaza, the borrower was required at origination to deposit into the Upfront Other Reserve ($) $540,000 in connection with the potential renewal of the Winn-Dixie lease. The escrow is required to be released in the event the borrower provides evidence that Winn-Dixie has renewed its lease on or before July 28, 2017.

With respect to Loan No. 18, Liberty Center, the borrower was required to deposit $64,752 at origination of the mortgage loan in a free rent reserve, $23,549.87 of which was reserved for the Largest Tenant, Micro Focus, for the period from July 1, 2017 to August 31, 2017, and the remaining amount for other tenants.

With respect to Loan No. 19, Ocotillo Plaza, the borrower was required at origination to deposit $1,250,000 in a reserve for the Largest Tenant, Marketon. In the event the tenant exercises its one-time termination right commencing June 1, 2017 and expiring July 14, 2017, amounts on deposit in such reserve may be used for approved leasing expenses in connection with the leased premises, and upon termination of the related trigger event period or, subject to the conditions set forth in the loan documents, if the tenant fails to exercise or waives its termination right, any remaining amounts will be released to the borrower.

With respect to Loan No. 23, Partridge Inn Augusta, the borrower was required at origination to deposit into the Upfront Other Reserve ($) $150,000 for a seasonality reserve. The loan documents provide that on the payment date in each June, July, November, December, January and February (the “Seasonality Disbursement Period”), the lender is required to release funds from the reserve in an amount representing any shortfall in net cash flow for such month, provided that the borrower complies with the terms and conditions in the loan documents. In addition, on the payment date occurring in April of each year, if the amount on deposit in the reserve is greater than the aggregate shortfall in net cash flow for the immediately preceding Seasonality Disbursement Period as determined by the lender in its discretion, then the lender is required to disburse such excess amount to the borrower.

With respect to Loan No. 26, 100 North Citrus, the borrower was required to deposit $63,162.05 at origination of the mortgage loan in a free rent reserve. The reserve will be disbursed (i) to the 2nd Largest Tenant, Jason Bao & Xue Feng Gao in installments of $11,723.95, $12,009.90 and $12,296 in April 2018, April 2019 and April 2020, respectively, (ii) to the 5th Largest Tenant, Hospice MD, Inc. in the amount of $8,075 in May 2017 and (iii) the remaining amount will be disbursed to other tenants.

With respect to Loan No. 28, The Shoppes at Letson Farms, the borrower was required to deposit $11,108 at origination of the mortgage loan in a rent gap reserve, $9,328 of which was reserved for the 5th Largest Tenant, Jakes Soul Food, for the period from April 2017 to May 2017, and the remaining amount of $1,780 for another tenant.

With respect to Loan No. 33, Lake Geneva Commons, the borrower was required to deposit $298,338 at origination of the mortgage loan in a rent reserve for its Largest Tenant, Aldi, for the payment of monthly mortgage loan payments for the period during the build-out of the Aldi space, which is expected to be completed by March 2017, and any remaining amounts will be disbursed to the borrower.

With respect to Loan No. 36, 3200 North Hayden, the borrower was required to deposit $24,043.67 at origination of the mortgage loan in a free rent reserve for its 5th Largest Tenant, EZ-Links Golf LLC, and the reserve will be disbursed to the borrower upon lender’s receipt of satisfactory evidence that the tenant is paying full unabated rent, which is expected to occur by June 1, 2017.

(16)	Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 1, Hilton Hawaiian Village, the borrower is required to deposit into the Monthly CapEx Reserve ($), on a monthly basis to fund the cost of replacements, an amount equal to the greater of (i) the aggregate amount of all deposits for replacements required to be deposited pursuant to any franchise or management agreement or (ii) 4.0% of gross income from operations for the two calendar months prior to the date on which the borrower is required make such deposit. To the extent no event of default exists, the loan documents provide that the borrower will receive a credit against each monthly deposit on a dollar for dollar basis to the extent the borrower makes deposits into a similar reserve or if such amounts otherwise accounted for pursuant to the working capital balance held in either operating account. In addition, the Monthly RE Tax Reserve ($) and Monthly Ins. Reserve ($) are waived to the extent there is no cash sweep period continuing under the loan documents or to the extent the borrower reserves such funds with the manager or the manager pays such taxes and insurance premiums in accordance with the management agreement.

With respect to Loan No. 3, Dallas Design District, the Monthly CapEx Reserve ($) and the Monthly TI/LC Reserve ($) are waived provided that the balance of each reserve equals $372,816 and $3,278,052, respectively. Following the occurrence of either reserve balance falling below the required cap, the borrowers will be required to deposit into escrow the respective amount that would bring the balance of each respective reserve up to, but not above, the required cap.

With respect to Loan No. 3, Dallas Design District, the borrowers are required to deposit into the Monthly Other Reserve ($), on a monthly basis, a reserve for ground rent in the amount of 1/12 of the base rents due under the ground lease that the lender estimates will be payable under the ground lease during the following 12-month period.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Monthly RE Tax Reserve ($), Monthly CapEx Reserve ($) and Monthly TI/LC Reserve ($) are waived provided that there is no trigger period in effect. A trigger period will commence upon the

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occurrence and continuance of an event of default or the occurrence of the date on which the debt service coverage ratio falls below 1.45x. Following the occurrence and during the continuance of a trigger period, the borrower is required to deposit $7,670 into the Monthly CapEx Reserve ($) for replacement reserves and $46,368 into the Monthly TI/LC Reserve ($) for tenant improvements and leasing commissions.

With respect to Loan No. 5, Riverway, in addition to the regular deposits of $108,640 into the Monthly TI/LC Reserve ($), following the occurrence of (a) any of the following with respect to the Largest Tenant, U.S. Foods, or the 2nd Largest Tenant, Central States Pension Fund (or their respective replacement tenants): (i) any termination or giving of notice for any termination of the related lease; (ii) the tenant going dark, vacating or ceasing operations at the related leased premises; (iii) any insolvency or bankruptcy action; or (iv) any failure to renew the related lease(s) in accordance with its terms (each, a “Tenant Trigger Event”) or (b) a withdrawal of U.S. Foods’ credit rating (unless U.S. Foods’ rating is withdrawn solely as the result of no longer having public debt necessary to enable such rating and it maintains a net worth of at least $1 billion) or downgrading of such rating below “B2” or “B” (or the equivalent) or less by each of S&P, Moody’s and Fitch (each, a “Downgrade Trigger Event”), the borrower is required to deposit all excess cash flow after debt service, required reserves and operating expenses into the Monthly TI/LC Reserve ($). If (x) a Tenant Trigger Event has occurred with respect to U.S. Foods and one or more of Central States Pension Fund or any replacement tenant or (y) if a Tenant Trigger Event and a Downgrade Trigger Event have occurred and are simultaneously continuing, the excess cash flow deposited into the Monthly TI/LC Reserve ($) is required to be allocated to the U.S. Foods subaccount in such proportion as the lender determines in its sole but reasonable discretion. The borrower is also required to deposit any contraction or termination fees into the Monthly TI/LC Reserve ($).

With respect to Loan No. 6, 55 Hawthorne, the loan documents provide that during a cash sweep event solely caused by (i) the Largest Tenant, Yelp delivering notice of its intention not to renew its lease, (ii) Yelp delivering notice of its intention to terminate its lease for a portion of the building that results in a vacancy of more than 2.5 floors (unless such portion of terminated space has been re-leased to a replacement tenant in accordance with the loan documents), (iii) Yelp failing to renew its lease on or prior to the date required for such renewal, (iv) Yelp going dark, vacating or abandoning a portion of its space greater than 2.5 floors for a period of more than 180 consecutive days or (v) any bankruptcy or insolvency action with respect to Yelp, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be deposited into the Monthly TI/LC Reserve ($). In addition, the Monthly RE Tax Reserve ($) is waived provided there is no event of default and the borrower provides the lender with satisfactory evidence that all taxes have been paid on or prior to the date when due.

With respect to Loan No. 8, Landmark Square, so long as an affiliate of the borrower maintains a long term unsecured debt rating of “BBB-” (or its equivalent) from each of Moody’s and Fitch or has total assets in excess of $500.0 million and maintains a net worth of at least $250.0 million (in each case, exclusive of any interest in the mortgaged property), the borrower may deliver a partial payment guaranty from such entity in lieu of the borrower’s requirement to make (i) the deposits into the Monthly TI/LC Reserve ($), and (ii) the deposits into the Monthly CapEx Reserve ($). The amount of this partial payment guaranty is required to be equal to the lesser of (A) the amount that would be contained in each reserve if not for the delivery of the partial payment guaranty and (B) the then outstanding principal balance of the Whole Loan. The borrower is also permitted to deliver a letter of credit in an amount required by the loan documents, or a combination of a partial payment guaranty and letter of credit, in lieu of such deposits. The Principal / Carve-out Guarantor delivered the partial payment guaranty referenced above at origination of the mortgage loan in lieu of making such deposits.

With respect to Loan No. 9, Centre Market Building, the borrower is required to deposit into the Monthly TI/LC Reserve ($) the following deposits monthly: (i) $250,000 on each payment date through and including the payment date in January 2021; (ii) beginning on the payment date in February 2021 and on each payment date through and including the payment date in September 2023, an amount equal to $208,333; and (iii) beginning on the payment date occurring in October 2023 and on each payment date thereafter, an amount equal to $56,000 for TI/LC reserves.

With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, the borrower is required to deposit into the Monthly Other Reserve ($) 1/12 of the aggregate rents payable under the ground lease (including, without limitation, base rent, additional rents and any percentage rent) that the lender estimates will be payable under the ground lease. In addition, the borrower is required to deposit into the Monthly Other Reserve ($) an amount equal to $191,667 for a PIP that is currently being negotiated between the borrower and franchisor, and the borrower may elect to deposit 50% of the Monthly CapEx Reserve ($) into the Monthly Other Reserve ($) for the first 24 payment dates of the loan term. The borrower will not be required to make any additional deposits for any future or additional PIP so long as such costs are included in the annual budget approved in accordance with the loan documents. If such amounts are not accounted for in the approved annual budget, a monthly PIP deposit amount will be established in an amount that lender reasonably determines sufficient to make up such deficiency. In lieu of depositing cash for the PIP reserve, the borrower may deliver to lender a letter of credit for all or any portion of such reserve funds.

With respect to Loan No. 11, Milton Park, the loan documents provide that the borrower is required to deposit the following into the Monthly TI/LC Reserve ($): (i) during a cash sweep event caused by the Largest Tenant, Landis+Gyr (or any tenant leasing such space) terminating its lease, giving notice of its intent to terminate the lease, going dark, vacating or ceasing operations, becoming insolvent or subject to a bankruptcy proceeding or failing to renew or extend its lease in accordance with the loan documents, all excess cash flow after payment of debt service, required reserves and operating expenses (until the occurrence of the applicable cash sweep trigger cure under the loan documents); (ii) any amounts paid to borrower in connection with any termination or contraction rights under any tenant’s lease and (iii) any amounts paid to the borrower pursuant to any letter of credit issued in connection with any lease. In addition, if (a) on May 1, 2020, Landis+Gyr has not renewed or extended its lease for a term expiring on or after January 1, 2024 and (b) the lender determines that amounts on deposit in the Monthly TI/LC Reserve ($) (exclusive of certain amounts set forth in the loan documents) are less than $1,000,000, the borrower is required to deposit in the Monthly TI/LC Reserve ($), no later than May 31, 2020, an amount sufficient to ensure the reserve (exclusive

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of certain amounts set forth in the loan documents) equals $1,000,000. In addition, if a cash sweep event triggered by an event set forth in subpart (i) above has occurred and is continuing, the excess cash flow deposited into the Monthly TI/LC Reserve ($) and the $2.2 million deposit that the borrower may use to cure a cash sweep event triggered by Landis+Gyr going dark are required to be allocated to a Landis+Gyr subaccount. Funds allocated to the Landis+Gyr subaccount will be used solely for tenant improvements and leasing commissions in connection with the Landis+Gyr leased premises; provided, however, in the event all other funds in the reserve (exclusive of the funds allocated to the Landis+Gyr subaccount) have been disbursed in accordance with the loan agreement, the lender is required to make disbursements from the portion of the funds allocated to the Landis+Gyr subaccount to pay for tenant improvement and leasing commission obligations incurred in connection with new leases. From and after May 31, 2020, the lender is not required to disburse any funds from the reserve if such disbursement will result in the funds (exclusive of the Landis+Gyr go dark deposit and any excess cash flow deposited during a Landis+Gyr go dark event) on deposit in the TI/LC reserve to be less than $1,000,000 unless (i) Landis+Gyr has renewed or extended the Landis+Gyr lease for a term expiring on or after January 1, 2024 or (ii) such disbursement is in connection with a re-tenant event of the Landis+Gyr leased premises pursuant to a lease for a term expiring on or after January 1, 2024 and is reasonably acceptable to lender.

With respect to Loan No. 13, Orchard Hill Park, the loan documents provide that during a cash sweep event solely caused by any of the Largest Tenant, Kohl’s, the 2nd Largest Tenant, Dick’s Sporting Goods, or the 3rd Largest Tenant, Bed Bath & Beyond, (a) failing to extend or renew its respective lease on or before the earlier of (i) the date required by the related lease or (ii) the date that is 12 months prior to the related expiration date, (b) exercising any termination option, (c) giving any notice that it intends to terminate, abandon, vacate or otherwise cancel its respective lease or (d) terminating or cancelling its related lease (including any rejection of the lease in bankruptcy), all excess cash flow after payment of debt service, required reserves and operating expenses will be deposited into the Monthly TI/LC Reserve ($) until the TI/LC Reserve Cap ($) has been reached.

With respect to Loan No. 14, 11200 Rockville Pike, the loan documents also require that the borrower deposit any termination fee or other consideration payable to the borrower in connection with any tenant’s election to exercise any early termination option or in connection with any other termination, amendment or modification of a lease, reduction of rent, shortening of the term or surrender of space, which amounts must be deposited into the Monthly TI/LC Reserve ($). In addition, the borrower is required to deposit an amount equal to any free rent and rent abatements under any lease entered into after the origination date into the Monthly Other Reserve ($).

With respect to Loan No. 15, Marriott Galleria, the borrowers are entitled to a credit (on a dollar-for-dollar basis) against the requirements to make deposits into the Monthly RE Tax Reserve ($), Monthly Ins. Reserve ($) and Monthly CapEx Reserve ($) to the extent the borrowers are required to make deposits into a tax, insurance and FF&E reserve or escrow account maintained by the property manager pursuant to the hotel management agreement between the manager and the borrowers, provided that the lender receives satisfactory evidence that such deposits are being made with the manager and that the manager is expending such funds on reserves for the payments of taxes and other charges, insurance premiums and FF&E replacements. The loan documents require the borrowers to deposit into the Monthly CapEx Reserve ($) an amount equal to the greater of (i) 4.0% of gross income from operations for the calendar month two months prior to the applicable payment date, (ii) amounts required to be made into an FF&E reserve account maintained by the hotel manager pursuant to the hotel management agreement, and (iii) if the mortgaged property becomes subject to a franchise agreement, the amount required by such franchise agreement.

With respect to Loan No. 16, Royal Oaks Plaza, the loan documents provide that in the event of a cash sweep period caused by (i) any notice of non-renewal, notice of termination or failure to renew the Winn-Dixie lease prior to the date that is three months prior to its current expiration date of October 28, 2017, (ii) after July 28, 2017, any notice of non-renewal, notice of termination or failure to renew the Winn-Dixie lease prior the date that is nine months prior to the then current expiration date of the lease or (iii) Winn-Dixie going dark, vacating or abandoning the leased premises or being the subject of a bankruptcy or insolvency action, all excess cash flow after payment of debt service, required reserves and operating expenses, as well as any cash or letter of credit delivered by the borrower to cure such cash sweep period, will be deposited into the Monthly Other Reserve ($) for costs and expenses associated with re-tenanting the leased premises.

With respect to Loan No. 18, Liberty Center, the borrower is required to deposit the sum of $46,640 on each monthly payment date for the first 24 months of the mortgage loan into the Monthly TI/LC Reserve ($), decreasing to $23,320 monthly thereafter. The Monthly TI/LC Reserve ($) is initially capped at $1,450,000. If the borrower provides to the lender satisfactory evidence that all outstanding tenant improvement obligations under the lease with the 2nd Largest Tenant, Regus National Business Centers, have been satisfied, the TI/LC Reserve Cap ($) will be reduced to $1,250,000.

With respect to Loan No. 20, Gwinnett Commerce Center, the loan documents provide that during a cash sweep event solely caused by a tenant trigger event, all excess cash flow will be deposited into the Monthly TI/LC Reserve ($) until the TI/LC Reserve Cap ($) of $1,800,000 in the aggregate has been reached.

With respect to Loan No. 23, Partridge Inn Augusta, the Monthly Other Reserve ($) consists of a seasonality reserve. On the payment date in May of each year during the loan term, the borrower is required to deposit into the Monthly Other Reserve ($) an amount equal to at least the aggregate shortfall in net cash flow for the immediately preceding June, July, November, December, January and February months, as determined by lender in March of each year and based upon actual net cash flow in such months during the 12 months immediately prior to the date of lender determination.

With respect to Loan No. 30, Neilson Square, the borrower was required to fund an upfront deposit of $100,271 into the Upfront CapEx Reserve ($). In addition, the borrower was required to make ongoing monthly deposits of $1,311 for the Monthly CapEx

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Reserve ($) up to and including the monthly payment date in February 2020. In the event the funds in the related reserve are drawn below $125,000 prior to replacement of the roof, the borrower will be required to deposit $1,311 monthly until the CapEx Reserve Cap ($) of $125,000 is reached. Following completion of the roof, the CapEx Reserve Cap ($) will be reduced to $25,000 and if funds on deposit in the related reserve fall below $25,000, the borrower will be required to deposit $1,311 monthly into the Monthly CapEx Reserve ($) until the cap of $25,000 is achieved again.

With respect to Loan No. 34, Hampton Inn & Suites Huntsville, the borrower is required to deposit on each monthly payment date in the Monthly Capex Reserve ($) an amount equal to 1/12 of 2% of gross revenue for the first 24 months of the mortgage loan term, and thereafter an amount equal to 1/12 of 4% of gross revenue subject to any reassessment by the lender of the required work.

With respect to Loan No. 35, Holiday Inn Express Orangeburg, the borrower is required to deposit 1/12 of 5% of gross revenues at the mortgaged property into an FF&E reserve subject to a cap of $936,000, provided that so long as the franchisor does not require the borrower to maintain a capital reserve in accordance with the franchise agreement, upon completion of the PIP, such monthly deposit will be reduced to 1/12 of 4% of annual gross revenues. Beginning on November 27, 2023 and through the date on which the borrower executes a replacement franchise agreement (or an extension of the existing franchise agreement) to expire no earlier than November 2031 in form satisfactory to the lender, the borrower will be required to make monthly deposits into an FF&E reserve in an amount equal to the greater of (a) 1/12 of 4% of gross revenues at the mortgaged property and (b) the quotient resulting from (i) the difference between $936,000 less the balance then on deposit in the related reserve divided by (ii) 36. During this time, the borrower will not have the ability to draw from or otherwise retain a release of funds on deposit in the related reserve. In lieu of the monthly deposits into an FF&E reserve during this time, the borrower will have the option to deliver to the lender on or prior to the commencement of the foregoing referenced 36-month period an “evergreen” letter of credit in the amount of $936,000 less the balance then on deposit in an FF&E reserve (the “LOC”). In the event that the borrower elects to deliver the LOC in lieu of making the monthly deposits into an FF&E reserve during this 36-month period, the borrower will not be entitled to make any draws under the LOC or to receive reimbursements from the lender with respect to any FF&E work, any costs associated with entering into, negotiating or executing a replacement franchise agreement (or any extension of the existing franchise agreement) or any work required in connection therewith.

With respect to Loan No. 38, Courtyard Business Center, deposits into the Monthly TI/LC Reserve ($) will be suspended so long as the mortgaged property maintains a physical and economic occupancy equal to or greater than 80%. If the mortgaged property is less than 80% physically and economically occupied, the borrower will be required to deposit $8,333 monthly into the Monthly TI/LC Reserve ($).

(17)	Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

With respect to Loan No. 9, Centre Market Building, the loan documents provide for a TI/LC Reserve Cap ($) in an amount equal to $7,750,000; provided, however, commencing on October 1, 2023 through and including the maturity date, (i) if the Largest Tenant, US Customs and Border Protection (“CBP”), executes a new lease with the borrower for a term expiring between September 30, 2023 and September 29, 2028, the TI/LC Reserve Cap ($) is required to be reduced to $5,500,000, (ii) If CBP and the borrower execute a new lease for a term expiring between September 30, 2028 and September 30, 2030, the TI/LC Reserve Cap ($) is required to be reduced to $2,500,000, or (iii) if CBP and the borrower execute a new lease for a term expiring after September 30, 2030 and the 2nd Largest Tenant, US Drug Enforcement Administration (“DEA”), and the borrower renew the DEA’s lease in accordance with the loan documents or execute a new lease with base rent of not less than 85% of the then-current base rent for a term expiring after June 30 2028, in each case among certain other conditions, the TI/LC Reserve Cap ($) will be reduced to $0.

With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, the loan documents provide that the deposits made into the PIP reserve, in the aggregate, have an Other Reserve Cap ($) of the greater of (i) the total estimated cost of the PIP or (ii) if borrower has commenced work on the PIP, the amount necessary to complete the initial PIP. Any portion of the FF&E monthly deposit deposited into the PIP reserve will be applied in the determination of whether the cap has been reached.

With respect to Loan No. 13, Orchard Hill Park, the loan documents provide that the deposits made into the Monthly CapEx Reserve ($) have a CapEx Reserve Cap ($) of $43,272 in the aggregate. During a cash sweep event caused solely by a tenant trigger event, all excess cash flow, until the Monthly TI/LC Reserve Cap ($) of $572,400 has been reached, will be deposited into the Monthly TI/LC Reserve ($) account.

With respect to Loan No. 20, Gwinnett Commerce Center, the loan documents provide that the deposits made into the Monthly TI/LC Reserve ($) have a TI/LC Reserve Cap ($) of $1,800,000 in the aggregate, which includes all excess cash flow during a cash sweep event caused solely by a tenant trigger event.

(18)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

(19)	In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

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With respect to Loan No. 6, 55 Hawthorne, except as noted below, the Largest Tenant, Yelp, is contractually obligated under its lease to occupy 100% of the building upon expiration of the current leases. All current leases expire by October 2017. There is one tenant, Make-a-Wish Foundation, with one, five-year renewal option, however, the loan sponsor does not expect Make-a-Wish Foundation to exercise the renewal option, which would increase its rent from $32.00 per square foot to market value, which the appraisal concluded to be $72.00 per square foot. If Make-a-Wish Foundation does exercise its renewal option, Yelp has the right but not the obligation to lease such space at the expiration of the extension term.

With respect to Loan No. 11, Milton Park, the 4th Largest Tenant, GE Capital, subleases 11,209 square feet to Antares Capital.

With respect to Loan No. 12, Reston EastPointe, the Largest Tenant, Vencore, Inc. subleases (i) 37,243 square feet to STG, Inc., (ii) 11,556 square feet to Cyveillance, and (iii) 11,051 square feet to the 3rd Largest Tenant, Vistronix, LLC. The 2nd Largest Tenant, Blue Canopy, LLC, subleases 25,171 square feet from Farmers Insurance Exchange. The space subleased by Blue Canopy, LLC expires February 28, 2019, and the tenant’s direct lease of 14,855 square feet expires February 28, 2023.

(20)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease its leased premises and be released from its obligations under the subject lease.

With respect to Loan No. 3, Dallas Design District, the 3rd Largest Tenant, David Sutherland, Inc., has the right to terminate its lease on June 1, 2018, with notice on or prior to June 1, 2017 and the payment of a termination fee.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the Largest Tenant, JCPenney, has the right to purchase its leased parcel under the related lease if the tenant determines that the lease has become “uneconomical” in accordance with the lease. The borrower may nullify this purchase option and the loan agreement requires the borrower to reject any offer to purchase the leased parcel, however, the lease provides that if the borrower rejects the offer to purchase, the lease will be terminated.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the lease for the 2nd Largest Tenant, Victoria’s Secret, contains a co-tenancy clause that requires (i) more than three “Major Tenants” (as defined in the lease) to be open for business or (ii) 70% of other stores having storefronts or entrances on the enclosed mall excluding any “Major Tenants” (each of the foregoing (i) and (ii), the “VS Co-Tenancy Requirement”) to be open for business for reasons other than temporary permitted closures in accordance with the lease agreement. If the VS Co-Tenancy Requirement is breached (A) for 180 consecutive days, after such period, the tenant may pay a reduced rent of 5% of gross sales and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with notice prior to the later of (i) 395 consecutive days from date the tenant was entitled to commence payment of the alternative rent, or (ii) 60 days following the date of the tenant’s notice that it is beginning the payment of alternative rent. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent. In addition, the lease for the 5th Largest Tenant, Anthropologie, contains a co-tenancy clause that requires (i) three or more tenants of 90,000 square feet or more to be operating or (ii) more than 65% of the total square footage of the mall (excluding the leased premises) to be occupied by tenants operating their business (each of the foregoing (i) and (ii), the “Anthropologie Co-Tenancy Requirement”). If the Anthropologie Co-Tenancy Requirement is breached (A) for six months or more, the tenant may pay a reduced rent of 6% of gross sales, and (B) for 365 consecutive days, after such period, the tenant may terminate the lease with 60 days notice following such 365 day period. If the tenant does not provide notice of termination as provided in the preceding sentence, the tenant is required to resume paying full rent.

With respect to Loan No. 5, Riverway, the 3rd Largest Tenant, Culligan International Company, has the right to terminate its lease as of December 31, 2019 with nine months’ notice and the payment of a termination fee.

With respect to Loan No. 5, Riverway, the 2nd Largest Tenant, Central States Pension Fund, the loan sponsor has indicated that the tenant may be facing insolvency issues in the future. According to the loan sponsor, as of December 31, 2015, the total number of participants and beneficiaries covered by the pension plan was 397,492. Of that number, 64,527 were current employees and the remaining members were either retired and receiving benefits or retired with a right to future benefits. In May 2016, the US Department of the Treasury rejected a plan put forth by the tenant to partially reduce the pensions of 115,000 retirees and the future benefits of 155,000 current workers. According to the loan sponsor, it is anticipated that without federal assistance, the pension fund will become insolvent by the end of 2025.

With respect to Loan No. 6, 55 Hawthorne, the Largest Tenant, Yelp, has the right to contract its leased space by (i) up to two entire floors, effective as of the last day of the 72nd calendar month of the lease term, and (ii) up to one entire floor, effective as of the last day of the 96th calendar month of the lease term, provided in each case that the tenant is leasing at least 65% of the total net rentable area in the building. The tenant is required to terminate the lowest floors being leased.

With respect to Loan No. 7, Bardmoor Palms, the Largest Tenant, Allstate, has the right to terminate its lease with respect to (i) 37,411 square feet in the east building at any time beginning October 1, 2021 with 12 months’ written notice and the payment of a termination fee and (ii) 90,258 square feet in the west building at any time beginning October 1, 2023 with 12 months’ written notice and the payment of a termination fee.

With respect to Loan No. 8, Landmark Square, the Largest Tenant, Cummings & Lockwood has the right to contract its leased space by 5,000-10,000 square feet as of April 30, 2021, with 12 months’ notice and the payment of a contraction fee. The 3rd Largest Tenant, Finn Dixon & Herling, has a one-time right to terminate 3,240 square feet of its 26,385 total square as of January

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1, 2023 with 18 months’ written notice. The 4th Largest Tenant, Morgan Stanley Smith Barney, has a one-time right to terminate its lease as of August 23, 2019 with 12 months’ written notice and the payment of a termination fee.

With respect to Loan No. 9, Centre Market Building, the Largest Tenant, US Customs and Border Protection, has the right to terminate its lease on May 31, 2019 with 180 days’ notice. The 3rd Largest Tenant, US Social Security Administration, has the right to terminate its lease at any time with 90 days’ notice.

With respect to Loan No. 11, Milton Park, the 2nd Largest Tenant, Pegasystems, Inc., has the right to terminate its lease as of July 31, 2019 in the event there is a change in control of the tenant (whether by the change of 50% or more of the direct or indirect ownership interests in the tenant or possession of the right to vote more than 50% of the ownership interests in the tenant), with notice by January 31, 2019 and the payment of a termination fee.

With respect to Loan No. 12, Reston EastPointe, the 2nd Largest Tenant (when including subleased space), Blue Canopy, LLC, has the right to terminate its lease on July 31, 2019 with 12 months’ notice and payment of a termination fee. The 3rd Largest Tenant (when including subleased space), Vistronix, LLC, has the right to terminate its lease on November 30, 2020 with nine months’ notice and payment of a termination fee.

With respect to Loan No. 13, Orchard Hill Park, the lease for the 2nd Largest Tenant, Dick’s Sporting Goods, contains a co-tenancy clause that requires at least 65% of the leasable floor area to be occupied/opened by a (i) a national occupant operating a minimum of 50 high-quality retail stores or (ii) a regional occupant operating high-quality retail stores, both of types found in first-class shopping centers. If the co-tenancy requirement is not satisfied in excess of 90 consecutive days, tenant will pay substitute rent of 3% of gross sales (but not more than the lease rent) at the beginning of the first calendar month following such co-tenancy violation and ending on the last day of the calendar month such violation ends. If such co-tenancy violation continues for a period up to 24 months tenant has the right to continue to pay substitute rent or may terminate its lease with 60 days’ notice. If such co-tenancy violation continues for a period over 24 months (“Violation Period”), then tenant, within 30 days after such period, will either (a) terminate its lease with 60 days written notice or (b) resume full payment of rent in the first calendar month after 60 days from the Violation Period. The lease for the 3rd Largest Tenant, Bed Bath & Beyond, contains a co-tenancy clause that requires at least 75,000 square feet of the leasable floor area to be used for the operation of a retail business by a national or regional tenant typically found in first class shopping centers. If the co-tenancy requirement is violated for more than 365 days, the tenant will have the right to pay an alternative rent of 3% of gross sales or 50% of the tenants current fixed rent during the period the violation continues in excess of 365 days. If such violation continues for a period in excess of 730 continuous days the tenant will have the right, within 120 days after the expiration of such 730-day period and with 60 days’ written notice to terminate its lease. If the tenant does not terminate its lease within 120 days after the expiration of such 730-day period the tenant will resume paying full rent. The lease for the 4th Largest Tenant, Chili’s, contains a co-tenancy clause that requires 65% of Orchard Hill Park (excluding Target and Chili’s) to be open and operating. If the co-tenancy requirement is not satisfied in excess of 150 consecutive days, then tenant will have the right to cease operations and at any time tenant will have the right to terminate its lease with 90 days’ notice to landlord. The lease for the 5th Largest Tenant, Sleepy’s, contains a co-tenancy clause that states the tenant will have the right to pay a substitute rent equal to 50% of the tenants current minimum annual rent as substitute rent if either of the following exists for a continuous period of 90 days after written notice to landlord: (1) Target and Kohl’s space becomes vacant or (2) less than 50% of the remaining stores in Orchard Hill Park (not including Target and Kohl’s space) will be vacant (a “Co-Tenancy Failure”). If a Co-Tenancy Failure continues for six months following written notice to landlord, the tenant can either terminate its lease with 10 days’ notice or resume paying full rent. The lease for the 5th Largest Tenant, Sleepy’s, has a one-time option to terminate its lease, effective as of November 30, 2017, at any time within a 30-day period after February 28, 2017, if its gross sales do not exceed $875,000 for at least one 12-month period between January 1, 2013 and February 28, 2017, with notice on or prior to the expiration of such 30-day period.

With respect to Loan No. 14, 11200 Rockville Pike, the Largest Tenant, RR Donnelly Financial, Inc., has the right to terminate its lease or contract its space of the entire third or fifth floors on February 28, 2019, with 12 months’ notice and the payment of a termination fee. The 2nd Largest Tenant, Snyder Cohn PC, has the right to terminate its lease on November 30, 2020, with notice on or before 210 days prior to exercising such option and the payment of a termination fee.

With respect to Loan No. 17, Las Palmas, the 2nd Largest Tenant, CPS Energy, has the one-time right to terminate its lease as of January 31, 2019, with 90 days’ notice and payment of a termination fee.

With respect to Loan No. 18, Liberty Center, the 3rd Largest Tenant, Rexair LLC, has the one-time right to terminate its lease during the month of January 2018 with at least six months’ notice but no more than 12 months’ prior written notice and payment of an early termination fee equal to 107.5% of the total unamortized sum of landlord’s work and leasing commissions. Additionally, the 4th Largest Tenant, Farmers Insurance Exchange, has an ongoing right to contract space by up to 25% on or after May 1, 2017 with 90 days’ prior written notice and a contraction fee equal to 120% of the total unamortized sum of landlord’s work and leasing commissions. Farmers Insurance Exchange also has the right to terminate its lease as of April 30, 2018 with 90 days’ prior written notice and payment of an early termination fee equal to 120% of the total unamortized sum of landlord’s work and leasing commissions. The 5th Largest Tenant, Cornerstone Municipal, has the right to terminate its lease as of February 29, 2020 and expiring on January 31, 2021 with six months’ prior written notice and payment of an early termination fee equal to 120% of the total unamortized sum of tenant improvements and leasing commissions, if there is a buyout, merger or sale of the company.

With respect to Loan No. 19, Ocotillo Plaza, the Largest Tenant, Marketon, has the one-time right to terminate its lease effective June 1, 2017 and expiring on July 14, 2017 if gross sales for the then-previous 12-month period fail to exceed $36,000,000.

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With respect to Loan No. 20, Gwinnett Commerce Center, the Largest Tenant, GSA Department of Veteran Affairs, has the right to terminate its lease after November 1, 2020 with 90 days’ notice. The 5th Largest Tenant, GSA Federal Energy Regulatory Commission, has the right to terminate its lease at any time with 60 days’ notice.

With respect to Loan No. 24, 4400 Dixie Highway, the 4th Largest Tenant, Metalworking Group Holdings, Inc., has the one-time right to terminate its lease as of October 31, 2017, with notice by April 1, 2017.

With respect to Loan No. 26, 100 North Citrus, the Largest Tenant, Wells Fargo Bank N.A., has the one-time right to terminate its lease effective November 30, 2022 with 12 months’ prior written notice and payment of an early termination fee equal to the total unamortized sum of landlord’s work and leasing commissions.

With respect to Loan No. 33, Lake Geneva Commons, the 2nd Largest Tenant, HomeGoods, has the option to terminate its lease if Petco or Aldi is closed for more than 18 consecutive months. The borrower anticipates that Aldi will open for business in April 2017. Additionally, the 3rd Largest Tenant, Petco, has the option to pay the 5% of gross sales in lieu of base rent if, during any 30 consecutive day period, the mortgaged property is less than 33% occupied. If the related co-tenancy provision continues for 12 months, Petco may terminate its lease.

With respect to Loan No. 36, 3200 North Hayden, the Largest Tenant, Strickbine Publishing, Inc., vacated its premises and has subleased approximately half of its leased space (4,224 square feet) to one sub-lessee and the remaining portion of the premises to another sub-lessee. Strickbine Publishing, Inc. is liable for its obligations under the lease.

With respect to Loan No. 40, Aldine Plaza, the Largest Tenant, Dollar Tree, has the option to pay the 3% of gross sales in lieu of base rent, beginning in March 2017, if the mortgaged property is less than 75% occupied. If the related co-tenancy provision continues for six months, Dollar Tree may terminate its lease.

(21)	In certain cases, the Principal / Carve-out Guarantor name was shortened for spacing purposes.

With respect to Loan No. 1, Hilton Hawaiian Village, the aggregate liability of the Principal / Carve-out Guarantor with respect to all full recourse carve-outs in the loan documents may not exceed an amount equal to 10% of the principal balance of the Hilton Hawaiian Village Whole Loan outstanding at the time of the occurrence of such event, plus any and all reasonable third-party collection costs actually incurred by the lender (including reasonable attorneys’ fees and costs reasonably incurred). In addition, the Principal / Carve-out Guarantor is not a party to the environmental indemnity, and the borrowers are the sole parties liable for any breaches or violations of the indemnity. In lieu of the Principal / Carve-out Guarantor signing the indemnity, the borrowers were required to obtain an environmental insurance policy in accordance with the loan documents.

With respect to Loan No. 2, Moffett Gateway, the borrower is permitted to obtain the release of Joseph K. Paul and Jay Paul Revocable Living Trust Dated November 9, 1999, as Amended and Restated on March 19, 2010, on certain terms and conditions in the loan documents, which include, without limitation (i) no event of default has occurred and is then continuing, (ii) such release is permitted by then applicable REMIC requirements and (iii) Paul Guarantor LLC has a net worth of not less than $300,000,000 and liquidity of not less than $20,000,000.

With respect to Loan No. 3, Dallas Design District, the aggregate liability of one of the Principal / Carve-out Guarantor, Donald Engle, with respect to all nonrecourse carve-out provisions in the loan documents is limited to only breaches or violations of the nonrecourse carve-outs related to the tenant-in-common borrower owned by such Principal / Carve-out Guarantor, and Donald Engle is not a party to the environmental indemnity. The other Principal / Carve-out Guarantor, William L. Hutchinson, has signed the environmental indemnity and is responsible for any violation or breach of the nonrecourse carve-out provisions.

With respect to Loan No. 9, Centre Market Building, one of the Principals / Carve-out Guarantors, Gerald Scott Kaufman, and his estate are permitted to obtain the release from liabilities upon his death or incapacity on certain terms and conditions in the loan documents, which include, without limitation (i) the other Principal / Carve-out Guarantor, B. Jeremy Kaufman, remains liable under all loan documents to which he is a party, (ii) B. Jeremy Kaufman has a net worth of not less than $21,000,000 and liquidity of not less than $2,000,000 and (iii) B. Jeremy Kaufman reaffirms and ratifies all of his obligations under the loan documents to which he is a party.

(22)	With respect to Loan No. 1, Hilton Hawaiian Village, 5,900 square feet of the mortgaged property is a leasehold interest owned by one of the borrowers under a ground lease, and, except as noted in the footnote below, the remainder of the mortgaged property is owned by the borrower in fee simple.

With respect to Loan Nos. 1 and 8, Hilton Hawaiian Village and Landmark Square, the respective borrowers have pledged both the fee interest in the mortgaged property held by the borrower which owns the mortgaged property (“Owner Borrower”) as well as the leasehold interest of the related borrower which is the operating lessee of the property (“Lessee Borrower”) under an operating lease between Owner Borrower and Lessee Borrower.

With respect to Loan No. 3, Dallas Design District, a portion of the mortgaged property located at 1621 Oak Lawn, Dallas, Texas, is a leasehold interest owned by two of the borrowers under a ground lease, which expires December 20, 2051.

With respect to Loan No. 8, Landmark Square, a portion of the mortgaged property consisting of 1 Landmark Square is a leasehold interest in an air rights parcel owned by the borrower which expires February 28, 2082, and the remainder of the mortgaged property is owned by the borrower in fee simple.

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With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, the mortgaged property is secured by two ground leases. One ground lease covers the hotel improvements and the eastern portion of the mortgaged property, and the other ground lease covers the remaining western portion of the mortgaged property, which mostly consists of parking. Both ground leases expire June 30, 2096.

(23)	The classification of the lockbox types is described in the preliminary prospectus. See “Description of the Mortgage Pool – Lockbox Accounts” for further details.

With respect to Loan Nos. 8, 15 and 16, Landmark Square, Marriott Galleria and Royal Oaks Plaza the respective borrowers may cure an excess cash sweep event caused by a low debt service coverage ratio and/or tenant-related trigger events by providing (i) a letter of credit in an amount that, if used to reduce the outstanding principal amount of the loan, would otherwise prevent or cure such trigger, or (ii) in the case of Landmark Square, a partial payment guaranty in the amount set forth in the loan documents.

(24)	Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Indebtedness,” “—Future Mezzanine Debt” and “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the preliminary prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 4, Fresno Fashion Fair Mall, the loan documents permit the borrower to enter into a property assessed clean energy (PACE) loan that is repaid through multi-year assessments against the mortgaged property in an amount not to exceed $10,000,000, subject to the lender’s consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation. The borrower may also incur personal property purchase money financing and leases up to an aggregate amount of not greater than $2,000,000 (except for equipment leases associated with sustainability and environmental initiatives provided the same do not, in and of themselves, secure an aggregate amount in excess of $5,000,000). See “Description of the Mortgage Pool—Additional Debt—Other Secured Indebtedness” in the preliminary prospectus for additional information.

With respect to Loan No. 10, Courtyard Marriott - King Kamehameha, the franchisor committed $1,500,000 in unsecured “key money” financing for development, renovations and operation of the mortgaged property. The franchise agreement obligates the borrower to repay the “key money” only if (i) the franchise agreement is terminated prior to the expiration date of the franchise agreement or (ii) the agreement is assumed in connection with a permitted transfer under the agreement, unless the transferee after such transfer (A) continues to operate as a Marriott; (B) assumes the obligations under the franchise agreement (including the obligation to repay the unamortized portion of the key money); and (C) does not request any modifications to the terms of the franchise agreement that may trigger an obligation by the franchisor to write off on its financial statements the unamortized portion of the key money. In the event the franchisee is required to repay the “key money”, the borrower is required to pay, on or before the effective date of termination, the full amount of the “key money” less than $75,000 for each 12-month period that the agreement is in effect after the payment of the “key money” by the franchisor. See “Description of the Mortgage Pool—Additional Debt—Unsecured Indebtedness” in the preliminary prospectus for additional information.

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